Exhibit 10.23

AIR CARGO CENTER LEASE

MCP CARGO, LLC
http://mundolasvegas.com/

as Landlord,

and

A-M GLOBAL LOGISTICS, LLC,
a Delaware Limited Liability Company

as Tenant

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AIR CARGO CENTER LEASE

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE                    DESCRIPTION

1. Date:	[November 21] , 2014.
2. Landlord:	MCP CARGO, LLC, a Nevada limited liability company
3. Tenant:	A-M GLOBAL LOGISTICS, LLC, a Delaware limited liability company
4. Project (Article 1).
That certain air cargo center (the "Project") located in the Marnell Air Cargo Center, at 6055 Surrey Street, in the City Las Vegas, County of Clark, State of Nevada, 89119, which Project is legally described in Exhibit "A-3" attached to the Lease, as generally depicted on Exhibit "A-1" to the Lease (the "Site Plan").

5. Building (Article 1).
That certain building (the “Building”) located in the Project, more commonly known as Marnell Air Cargo Center - Building 2, 6055 Surrey Street, Las Vegas, Nevada, containing approximately One Hundred Twenty One Thousand Nine Hundred Ninety Two (121,992) square feet of floor area, subject to adjustment upon completion of the Building, as shown on the Site Plan attached hereto as Exhibit "A-1" to the Lease, with the core and shell construction to contain only those features set forth on the Work Letter Agreement attached hereto as “Exhibit “E” and which constitutes Landlord’s Work as described therein.

6. Premises (Article 1).
That certain space in the Building identified as Suite 105 and consisting of Thirteen Thousand Nine Hundred Seventy Nine (13,979) square feet of floor area (the “Premises”, and as shown on Exhibit "A-2" to the Lease (the "Depiction of Premises")

7. Lease Term (Article 2).
7.1 Lease Term:	Sixty (60) months.

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7.2 Lease Commencement Date:
One Hundred Twenty (120) days following Landlord’s delivery of the Premises; provided, however, that in the event Tenant opens for business prior to the expiration of such One Hundred Twenty (120) day period, then Tenant, commencing the date Tenant opens for business, shall be obligated to pay all amounts due under this Lease, including, without limitation, Rent (as such term is defined in the Lease). Landlord shall deliver to Tenant possession of the Premises in its As-Is (as such term is defined in the Lease) condition. Notwithstanding the foregoing, delivery of the Premises and Tenant possession shall not occur until the last to occur of the following:

(a)    The Lease has been fully executed by Tenant and Landlord, and all amounts to be paid at the time of execution paid by Tenant to Landlord; and
(b)    Tenant or Tenant’s authorized agent has received notification from Landlord that the key to the Premises is available for pickup by Tenant or Tenant’s authorized agent.

7.3 Lease Expiration Date:	The last day of the sixtieth (60th) full calendar month of the Lease Term (the "Lease Expiration Date").
7.4 Options to Extend	None.
8. Rent (Article 3).
8.1 Base Rent (Initial Term):
The monthly Base Rent shall be equal to One and 50/100 Dollars ($1.50) for each square foot of floor area in the Premises, with increases pursuant to Article 3 of the Lease. The annual Base Rent for the first year of the Lease Term is estimated to be equal to Two Hundred Fifty One Thousand Six Hundred Twenty Two and No/100s Dollars ($251,622.00).

9. Guarantor:	A-Mark Precious Metals, Inc., a Delaware corporation.
10. Permitted Use (Article 5):
Subject to Section 5.1 of the Lease, the Premises shall be occupied and used solely for a precious metals trading company services/warehouse/secured storage/office that must be compatible with M-D zoning.

11. Tenant's Trade Name (Section 5.1):	None
12. Security Deposit (Article 21):	Twenty Thousand Nine Hundred Sixty Eight and 50/100 Dollars ($20,968.50)

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13. Addresses of Landlord and Tenant (Article 22).
13.1 Address of Landlord: With copies of all notices to:	MCP CARGO, LLC 222 Via Marnell Way Las Vegas, NV 89119 Attn: Property Administrator Kolesar & Leatham 400 S. Rampart, Suite 400 Las Vegas, Nevada 89145 Attn: Joseph J. Mugan, Esq. Tele. No.: (702) 362-7800
13.2 Address of Tenant:	429 Santa Monica Boulevard, Suite 230 Santa Monica, California 90401
14. Landlord's Broker (Article 24): Tenant's Broker (Article 24):	None None

15. Tenant Allowance:
Subject to Exhibit “E” of this Lease, Landlord will provide an Allowance (as further defined in Exhibit “E” attached to the Lease) up to Forty and 00/100 Dollars ($40.00) per square foot of the Premises, for a total amount up to but not to exceed Five Hundred Fifty Nine Thousand One Hundred Sixty and 00/100 Dollars ($559,160.00), and which includes all costs associated with the installation of a dock high door for the Premises.

16. Right of First Offer:	Contemporaneously with the execution of the Lease, Landlord and Tenant shall execute the Right of First Offer to Lease attached hereto as Exhibit “I”.

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TABLE OF CONTENTS

ARTICLES    PAGE
ARTICLE 1
PREMISES, PROJECT AND COMMON AREAS
1.1    Premises, Building, Project and Common Areas
1.2    Improvement of Premises
ARTICLE 2
LEASE TERM
2.1    Initial Term
2.2    Options to Extend
ARTICLE 3
BASE RENT
3.1    Base Rent Payment
3.2    Base Rent Increases
ARTICLE 4
ADDITIONAL RENT
4.1    General Terms; Net Lease
4.2    Definitions of Key Terms Relating to Additional Rent
4.3    Estimated Payments and Annual Adjustments
4.4    Intentionally Omitted
4.5    Personal Property Taxes
ARTICLE 5
USE OF PREMISES; OPENING FOR BUSINESS AND OPERATING COVENANTS
5.1    Permitted Use
5.2    Duties and Quality Standards; Prohibited Conduct
5.3    Labor Harmony
5.4    Hazardous Materials
5.5    Refuse
5.6    Deliveries
ARTICLE 6
SERVICES AND UTILITIES
6.1    Cleaning and Maintenance
6.2    Utilities
6.3    Landlord Control of Exterior Lighting
6.4    Interruption of Utilities
ARTICLE 7
REPAIRS
ARTICLE 8
ADDITIONS AND ALTERATIONS
8.1    Landlord's Consent to Alterations
8.2    Manner of Construction
8.3    Payment for Improvements
8.4    Construction Insurance
8.5    Landlord's Property
ARTICLE 9
COVENANT AGAINST LIENS
ARTICLE 10

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INSURANCE
10.1    Indemnification and Waiver
10.2    Landlord's Insurance
10.3    Tenant's Insurance
10.4    Policy Requirements
10.5    Increase in Coverage.
10.6    Blanket Coverage.
10.7    Subrogation.
ARTICLE 11
DAMAGE AND DESTRUCTION
11.1    Insured Casualty.
11.2    Uninsured Casualty.
11.3    Damage to the Project.
11.4    Damage Near End of Term.
11.5    Release of Liability.
11.6    Abatement of Rent.
11.7    Waiver of Statutory Provisions
11.8    Lender's Prior Rights to Insurance Proceeds
ARTICLE 12
NONWAIVER
ARTICLE 13
CONDEMNATION
13.1    Permanent Taking
13.2    Temporary Taking
ARTICLE 14
ASSIGNMENT AND SUBLETTING
14.1    Transfers
14.2    Landlord's Consent
14.3    Effect of Transfer
14.4    Additional Transfers
14.5    Landlord's Right of First Refusal
14.6    No Release of Tenant
ARTICLE 15
SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES
15.1    Surrender of Premises
15.2    Removal of Tenant Property by Tenant
15.3    Removal of Tenant's Property by Landlord
15.4    Landlord's Actions on Premises
ARTICLE 16
HOLDING OVER
ARTICLE 17
ESTOPPEL CERTIFICATES
ARTICLE 18
SUBORDINATION
ARTICLE 19
DEFAULTS; REMEDIES
19.1    Events of Default by Tenant
19.2    Landlord's Remedies Upon Default by Tenant
19.3    Sublessees of Tenant

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19.4    Form of Payment After Default
19.5    Waiver of Default
19.6    Efforts to Relet
19.7    Landlord Default
ARTICLE 20
COVENANT OF QUIET ENJOYMENT
ARTICLE 21
SECURITY DEPOSIT
ARTICLE 22
NOTICES
ARTICLE 23
DEVELOPMENT OF THE PROJECT
ARTICLE 24
BROKERS
ARTICLE 25
LATE CHARGES
ARTICLE 26
LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT
26.1    Landlord's Cure
26.2    Tenant's Reimbursement
ARTICLE 27
ENTRY BY LANDLORD
ARTICLE 28
PARKING
ARTICLE 29
MISCELLANEOUS PROVISIONS
29.1    Terms
29.2    Binding Effect
29.3    No Air Rights
29.4    Short Form of Lease
29.5    Transfer of Landlord's Interest
29.6    Prohibition Against Recording
29.7    Landlord's Title
29.8    Captions
29.9    Relationship of Parties
29.10    Application of Payments
29.11    Time of Essence
29.12    Partial Invalidity
29.13    No Warranty
29.14    Financial Statements
29.15    Entire Agreement
29.16    Right to Lease
29.17    Force Majeure
29.18    Waiver of Redemption by Tenant
29.19    Joint and Several
29.20    Authority
29.21    Attorneys' Fees; Waiver of Jury Trial
29.22    Governing Law and Venue
29.23    Submission of Lease

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29.24     Intentionally Omitted
29.25    Independent Covenants
29.26    Project Name and Signage
29.27    Confidentiality
29.28    Intentionally Omitted
29.29    Interpretation
29.30    Rules
29.31    Security Officers
29.32    Real Estate Investment Trust
29.33    Landlord Consent
29.34    Time

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LIST OF EXHIBITS

Principal Reference
Exhibit     In Section

"A-1"        Site Plan    Summary

"A-2"        Depiction of Premises    Summary

"A-3"        Legal Description of Project    Summary

"A-4"        Non-Exclusive Parking Area    Article 28

"A-5"        Exclusive Parking Area    Article 28

"B"        Notice of Lease Term Dates    2.1

"C"        Intentionally Omitted

"D"        Form of Tenant's Estoppel Certificate    Article 17

"E"        Work Letter Agreement    1.1.1

"F"        Guaranty of Lease    Summary

"G"        Notice of Non-Responsibility    Section 8.1

"H"        Intentionally Omitted

“I”        Right of First Offer    Summary

“J”        Master Lease    Section 5.2

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AIR CARGO CENTER LEASE

This Project Lease (the "Lease"), which includes the preceding Summary of Basic Lease Information (the "Summary") attached hereto and incorporated herein by this reference, dated as of the date set forth in Section 1 of the Summary, is made by and between MCP CARGO, LLC, a Nevada limited liability company ("Landlord"), and A-M GLOBAL LOGISTICS, LLC, a Delaware limited liability company ("Tenant"). In the event of a conflict between the terms of the Summary and the terms of this Lease, the terms of this Lease shall prevail.

ARTICLE 1

PREMISES, PROJECT, AND COMMON AREAS

1.1    Premises, Building, Project, and Common Areas

1.1.1    The Premises. Landlord is the owner of a leasehold interest (or on the Lease Commencement Date (as defined in Section 2.1) will be the owner of a leasehold interest) in the Premises (as defined in this Section 1.1). Upon and subject to the terms hereinafter set forth in this Lease and subject to the terms of the Restriction Documents (as defined in Section 5.2), Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises, which are generally described in Section 6 of the Summary (the "Premises"), and all other improvements to be constructed on the Premises, all in accordance with the Work Letter Agreement attached hereto as Exhibit "E" (the "Work Letter Agreement"), and Tenant's non-exclusive rights to use the Common Areas described below. The Premises and all other improvements that are permanently affixed to the Premises may be collectively referred to herein as the "Improvements." Landlord and Tenant agree that each party shall have the right, but not the obligation, to re-measure the Premises, within thirty (30) days after Tenant takes possession of the Premises. All measurements of the Premises shall be made from the outside of exterior walls and from the center of the interior demising partitions, including those measurements to establish the length and width of the Premises. Deductions shall not be allowed for columns, sprinkler risers, roof drains, vents, piping, waste lines, conduit, ventilation shafts and related items serving the other tenant space. In the event the number of square feet of floor area in the Premises as determined by such re-measurement is different from the number of square feet of floor area specified above in Section 6 of the Summary and based upon a mutually acceptable and finalized floor plan by Landlord and Tenant, Landlord shall, by written notice to Tenant, make a proportionate adjustment of Rent (as defined below) and other charges under this Lease which are calculated based on the actual number of square feet of floor area of the Premises.

1.1.2    The Building.    The Premises is located within the Building (which Landlord has constructed or intends to construct) as described in Section 5 of the Summary and as depicted on Exhibit "A-1".

1.1.3    The Project. The Premises, Building and Common Areas are located within the Project (which Landlord has constructed or intends to construct) described in Section 4 of the Summary which, in addition to the Premises and Common Areas described below, may also contain certain other buildings and improvements. Tenant acknowledges that the Project as depicted on Exhibit "A-1" is for purposes of convenience only and that Landlord reserves the right at any time during initial construction or thereafter to expand, reduce, remove, demolish, change, renovate, or construct any existing or new improvements at the Project.

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1.1.4    Common Areas. Subject to the Restriction Documents (as defined in Section 5.2), Tenant shall have the non-exclusive right to use in common with other tenants in the Project those areas of the Project intended for common use (the "Common Areas"), including but not limited to parking areas, roads, streets, drives, truck and delivery passages, customer loading zones, landscaped and planted areas, parking lot lighting, exterior ramps, entrances to and exits from the Project, sidewalks, and all easements or other rights under any instrument creating covenants, conditions, easements, restrictions, or other rights with respect to any portion of the Common Areas. The Common Areas shall not include any actual or planned building areas depicted on Exhibit "A-1" or any other areas (whether depicted on Exhibit "A-1" or not) that are leased or intended for lease to or for the exclusive use of Landlord or any tenant or group of tenants in the Project.

1.1.5    Landlord's Use and Operation of the Project and Common Areas. Landlord reserves the right from time to time without notice to Tenant (i) to close temporarily any of the Common Areas; (ii) to make changes to the Common Areas, including, without limitation, changes in the location, size, and shape of the Common Areas; (iii) to add additional buildings and improvements to the Project; (iv) to designate land outside the Project to be part of the Project, and in connection with the improvement of such land to add additional buildings and Common Areas to the Project; (v) to use the Common Areas while engaged in making additional improvements, repairs, or alterations to the Project or to any adjacent land, or any portion thereof; and (vi) to do and perform such other acts and make such other changes in, to, or with respect to the Project and Common Areas or the expansion thereof as Landlord may deem to be appropriate. Landlord shall endeavor to reasonably minimize the effect upon Tenant's occupancy, access to, or conduct or operation of its business on the Premises when doing or causing anything to be done with respect to the Common Areas or the other portions of the Project (to the extent that Landlord controls or has the right to control that portion of the Project or the Premises). Tenant hereby agrees that Landlord's actions permitted under this Section 1.1.5 shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent (as defined in Section 4.1 below). Landlord shall have no responsibility and shall not be liable to Tenant for any reason because of any direct or indirect injury to or interference with Tenant's business arising from such activities, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from such activities, or for any inconvenience or annoyance occasioned by such activities, except to the extent arising from Landlord's willful misconduct or breach of this Lease.

1.2    Improvement of Premises.

All work required or necessary to complete the Premises for occupancy shall be the responsibility of the party(ies) as set forth in the Work Letter Agreement. Tenant acknowledges that Landlord has made no representations or warranties regarding the condition of the Premises or the Project except as expressly set forth in this Lease (including the Work Letter Agreement). Subject to any express representations and warranties set forth in this Lease, Tenant, by its execution hereof, hereby accepts the Premises in its "As-Is" condition, with all faults, whether patent or latent. The term "As-Is" shall mean the current condition of the Premises.

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ARTICLE 2

LEASE TERM

2.1    Initial Term

The terms and provisions of this Lease shall be effective as of the date of this Lease, except for the provisions of this Lease relating to the payment of Rent (as defined below in Section 4.1). The term of this Lease (the "Lease Term") shall be as set forth in Section 7.1 of the Summary, shall commence on the date set forth in Section 7.2 of the Summary (the "Lease Commencement Date"), and shall terminate on the date set forth in Section 7.3 of the Summary (the "Lease Expiration Date"), unless this Lease is sooner terminated as hereinafter provided or unless extended pursuant to Section 2.2. For purposes of this Lease, the term "Lease Year" shall mean each twelve (12) month period during the Lease Term; provided, for the first Lease Year if the Lease Commencement Date occurs on a day other than the first day of a calendar month, the first Lease Year shall end on the last day of the twelfth (12th) full calendar month of the Lease Term, and the second (2nd) and each succeeding Lease Year shall commence on the first day of the next calendar month. The last Lease Year shall end on the Lease Expiration Date (unless the Lease is earlier terminated pursuant to the provisions hereof). At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit "B" attached hereto (the "Notice of Lease Term Dates") to confirm the Lease Commencement Date and Lease Expiration Date, which notice, if true and correct, Tenant shall execute and return to Landlord within twenty (20) days of receipt thereof. If Tenant fails to execute and timely deliver the Notice of Lease Term Dates to Landlord, and Tenant has not otherwise notified Landlord of any requested revisions thereto by the end of such twenty (2) day period, Tenant shall be deemed to have accepted and agreed that the statements set forth in Exhibit "B" are true and correct, without exception.

2.2    Intentionally Omitted.

ARTICLE 3

BASE RENT

3.1    Base Rent Payment

Beginning on the Lease Commencement Date, Tenant shall pay, without prior notice or demand, to Landlord at Landlord's Address (as set forth in Section 13.1 of the Summary) or at such other place as Landlord may from time to time designate in writing upon notice to Tenant at least thirty (30) days prior to the next ensuing payment date, in currency or a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent ("Base Rent") as set forth in Section 8 of the Summary, payable in equal monthly installments as set forth in Section 8 of the Summary in advance on or before the first day of each and every month during the Lease Term, without any setoff or deduction whatsoever unless otherwise provided herein. The Rent (Base Rent plus Additional Rent) for the first full month of the Lease Term shall be paid together with the Security Deposit, collectively as prepaid rent, on or before the Effective Date of this Lease. Prepaid rent is nonrefundable in the event of Tenant’s default prior to the Lease Commencement Date. If any Base Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Base Rent is for a period which is shorter than one month, the Base Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the applicable annual Base Rent.

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All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

3.2    Base Rent Increases

The Base Rent shall be increased on the first day of the thirteenth (13) month of the Lease Term and on each annual anniversary thereof during the Lease Term (the "Adjustment Month") by an amount equal to three percent (3%) of the Base Rent in effect immediately prior to a respective Adjustment Month. Landlord shall notify Tenant of each increase by delivering a written statement setting forth the new amount of the Base Rent. Tenant shall pay the new Base Rent from its effective date until the next periodic increase.

Landlord and Tenant acknowledge and agree that any failure of Tenant to surrender possession of the Premises on the Lease Expiration Date or earlier termination of this Lease shall result in substantial damages to Landlord, and that those damages are and will be impossible or impracticable to measure in advance. Accordingly, if Tenant does not surrender possession of the Premises to Landlord as set forth herein, Tenant shall be deemed a hold over tenant at sufferance and shall pay to Landlord, as liquidated damages, for each day that Tenant holds over in the Premises, an amount equal to one hundred fifty percent (150%) of the portion of the Base Rent payable during the last month of the Lease Term, plus Additional Rent that was payable by Tenant in the last full calendar year prior to the Lease Expiration Date or earlier termination of this Lease, prorated on the basis of a 365-day year. No provision of this Lease shall be deemed consent to permit Tenant to retain possession of the Premises after the Lease Expiration Date or earlier termination of this Lease and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises upon the Expiration Date or earlier termination of the Lease. Except as otherwise specifically stated in this Lease, all of the terms and conditions of this Lease shall remain in effect following any extension, renewal, or hold over of the original Lease Term.

ARTICLE 4

ADDITIONAL RENT

4.1    General Terms; "Net" Lease

As set forth in this Article 4, in addition to paying the Base Rent (as set forth in Section 8.1 of the Summary), Tenant shall pay Landlord Tenant's "Proportionate Share" of Operating Expenses (as defined in Section 4.2.2 below). Tenant's "Proportionate Share" shall equal a fraction, the numerator of which is the gross leasable floor area of the Premises, and the denominator of which is the total gross leasable floor area of the Building of which the Premises is a part. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease (other than Base Rent), are hereinafter collectively referred to as the "Additional Rent", and the Base Rent and the Additional Rent are sometimes herein collectively referred to as "Rent." All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant that survive the expiration of the Lease Term, the obligations of Tenant to pay Additional Rent that accrue during the Lease Term shall survive the expiration of the Lease Term. Except for the payment of Tenant's Proportionate Share of Operating Expenses, which shall be paid in accordance with Sections 4.3, Landlord and Tenant acknowledge that it is their intent and agreement that this Lease be a "TRIPLE NET" lease and that as such, the provisions contained in this Lease are intended to pass on to Tenant or reimburse Landlord for all costs and expenses associated with this Lease and the Premises, and Tenant's operation therefrom. Landlord shall be responsible for those costs and expenses that this Lease expressly provides are Landlord's responsibility, which shall not be included in Operating Expenses unless

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otherwise provided for herein. Landlord shall not be responsible for any other costs or expenses associated with this Lease or the Premises, including but not limited to those that this Lease expressly provides are Tenant's responsibility.

4.2    Definitions of Key Terms Relating to Additional Rent

As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1    "Expense Year" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

4.2.2    "Operating Expenses" shall mean all expenses, costs, and amounts of every kind and nature that Landlord incurs in connection with the use, ownership, management, maintenance, or operation of the Building (including all common Building areas) for any applicable Expense Year, including by way of illustration but not limitation, all of the following: (i) all amounts charged to the Building, and/or the parcel or Pad upon which the Building is located; (ii) Real Property Taxes; (iii) all costs, charges and surcharges for utilities, water, sewage, janitorial, waste disposal and refuse removal and all other utilities and services provided to the Building (including all common Building areas, including without limitation, all utility costs incurred to light the parking areas for the Building on a twenty-four (24) hour, seven (7) day a week basis) which are not separately metered or billed directly to tenants of the Building; (iv) insurance costs for which Landlord is responsible under this Lease or which Landlord or any mortgagee of Landlord deems necessary or prudent; (v) any costs levied, assessed or imposed pursuant to any applicable law or regulation; (vi) the cost (amortized over such period as Landlord reasonably determines, but in no event less than ten (10) years, together with interest at the Lease Interest Rate on the unamortized balance) of any capital improvements to the Building or equipment replacements for the Building made by Landlord after the Lease Commencement Date which are intended to reduce other Operating Expenses or are required by any laws or regulations or are necessary in order to operate the Building at the same quality level as prior to such replacement; (vii) costs and expenses of operation, repair and maintenance of all structural and mechanical portions and components of the Building including, without limitation, plumbing, communication, heating, ventilating and air-conditioning, elevator and other common Building systems, which are not otherwise the responsibility of any other tenant of the Building; (viii) utilities surcharges or any other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations or interpretations thereof, promulgated by any federal, state, regional, municipal or local government authority in connection with the use or occupancy of the Building (including, without limitation, energy conservation charges or surcharges); (ix) all costs incurred in the management and operation of the Building including, without limitation, gardening and landscaping, maintenance of all parking areas, maintenance of signs, resurfacing and repaving, painting, lighting, cleaning, graffiti removal and provision of Building security; (x) all personal property taxes levied on or attributable to personal property used in connection with the Building; (xi) depreciation on personal property owned by Landlord to the extent utilized in the operation or maintenance of the Building; (xii) rental or lease payments paid by Landlord for rented or leased personal property to the extent used in the operation or maintenance of the Building; (xiii) management fees in respect of the Building, wages, salaries and other labor costs to the extent incurred in the management and operation of the Building; (xiv) fees for required licenses and permits; (xv) reasonable legal, accounting and other professional fees; (xvi) reasonable and appropriate reserves for repair and replacement of equipment serving the Building; (xvii) wages, salaries and other labor costs and administrative expenses incurred in the management and operation of the Building; (xviii) any other expenses which would reasonably or customarily be included in the cost of managing, operating, maintaining and repairing buildings similar to the Building; and (xix) a reasonable allowance to Landlord for supervision of all of the foregoing not to exceed fifteen percent (15%) of the total of all Operating Expenses (such allowance reduced by the amount

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paid by Landlord to any bonafide unaffiliated third party property manager to manage the Building only in the event Landlord retains such party to manage the Building). At Landlord's sole discretion, Landlord shall have the right to amortize any of the costs of repair or maintenance of the Building over such period as Landlord reasonably determines together with interest at the Lease Interest Rate on the unamortized balance, in lieu of including the entire amount of such costs in Operating Costs in the year such costs are incurred, provided Tenant shall not be responsible for its Proportionate Share of any such cost incurred by Landlord prior to the date of this Lease. Landlord shall not be required to provide a service as part of its operation and maintenance of the Building because of reference to a particular service in this Section.
(i)    Operating Expenses shall not include: (a) capital expenditures not described in Section 4.2.2 (vi) above; (b) depreciation not described in Section 4.2.2(xi) above; (c) principal payments of mortgage or other non-operating debts of Landlord and which encumber all or any portion of the Building or the real property thereunder; (d) costs of any item to the extent Landlord is reimbursed by insurance or condemnation proceeds, or from other tenants of the Building; (e) costs of leasing space in the Building, including without limitation, brokerage commissions, lease concessions, rental abatements and construction allowances granted to specific tenants, permits or any other costs incurred in connection with renovating or other improvements made for other tenants of the Building; (f) costs of selling, financing or refinancing the Building; (g) other than as set forth in Section 4.2.2(xvii), Landlord’s general corporate overhead and general and administrative expenses; (h) costs associated with operation of the Landlord, as the same are distinguished from the costs of operation of the Building and which fall outside of those costs described in Sections 4.2.2(xiii), 4.2.2(xiv), 4.2.2(xvii) and 4.2.2(xviii) above; (i) Landlord’s charitable or political contributions; (j) other than reserves described in the definition of Operating Expenses, any reserves retained by Landlord: (j) fines or penalties not incurred as a result of, or relating to, any action or inaction of Tenant and which shall be the responsibility of Tenant; (k) organizational expenses of creating or operating the entity that constitutes Landlord; or (l) damages paid to Tenant hereunder or to other tenants of the Building under their respective leases.
(ii)    Landlord shall (i) not make a profit by charging items to Operating Expenses that are otherwise also charged separately to another party and which such party is solely responsible and liable for payment, and (ii) other than reserves and allowances as described in the definition of Operating Expenses, Landlord shall not collect Operating Expenses from Tenant and all other tenants/occupants in the Building in an amount in excess of what Landlord incurred for the items included in Operating Expenses. Any refunds or discounts actually received by Landlord for any category of Operating Expenses shall reduce Operating Expenses in the applicable year (pertaining to such category of Operating Expenses).

4.2.3    "Real Property Taxes" shall mean any form of tax, assessment, license fee, license tax, business license fee, commercial rental tax, levy, charge, penalty, tax or similar imposition, imposed by any authority having the direct power to tax (including any city, county, state or federal government, or any school, agricultural, lighting, drainage, transportation, air pollution, environmental or other improvement or special assessment district) as against any legal or equitable interest of Landlord in the Building and/or the Premises, including, but not limited to, the following:

(i)    any tax on a landlord's "right" to rent or "right" to other income from the Premises or against Landlord's business of leasing the Premises;

(ii)    any assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of Real Property Taxes (it is the intention of Tenant and Landlord that all such new and increased assessments, taxes,

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fees, levies and charges be included within the definition of "Real Property Taxes" for the purposes of this Lease);

(iii)    any assessment, tax, fee, levy or charge allocable to or measured by the area of the Premises or the rent payable hereunder, including, without limitation, any gross income tax or excise tax levied by the state, county, city or federal government, or any political subdivision thereof, with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management and maintenance, alteration, repair, use or occupancy of the Building, or any portion thereof;

(iv)    any assessment, tax, fee, levy or charge upon this transaction creating or transferring an interest or an estate in the Premises;

(v)    any assessment, tax, fee, levy or charge based upon the number of people employed, working at, or using the Premises or the Building, or utilizing public or private transportation to commute to the Premises or the Building; and

(vi)    reasonable legal and other professional fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Real Property Taxes.

Real Property Taxes shall not include federal or state income, franchise, inheritance or estate taxes of Landlord or of any of the parties which comprise Landlord.

4.3    Estimated Payments and Annual Adjustments

Tenant shall pay Tenant's Proportionate Share of Operating Expenses, in advance, in monthly installments with the Base Rent based on Landlord's good faith estimate of the Operating Expenses. Landlord may adjust such estimates from time to time as Landlord determines, which adjustment will be effective as of the next payment date for Base Rent after notice of such adjustment to Tenant. By April 1 of each Expense Year during the Lease Term, or as soon thereafter as practicable, Landlord shall deliver to Tenant a statement, in reasonable detail, of the Operating Expenses as finally determined by Landlord for the preceding Expense Year and Tenant's Proportionate Share of such Operating Expenses. Upon Tenant's receipt of such statement, there shall be an adjustment between Landlord and Tenant, with payment to Landlord within fifteen (15) days of Tenant's receipt of such statement or credit given to Tenant, as the case may be, to reflect the finally determined Operating Expenses. Landlord's failure to provide such statement(s) shall in no way excuse Tenant from its obligation to pay Additional Rent and shall not constitute a waiver of Landlord's right to bill and collect such Additional Rent from Tenant in accordance with the terms of the Lease.

In the event of any dispute as to the amount of Tenant's Proportionate Share of Operating Expenses as set forth in the Operating Expenses statement, Tenant shall have the right, once, and only once, a year after no less than thirty (30) days prior written notice and at reasonable times, to inspect and photocopy Landlord's Operating Expenses records for the previous Expense Year only at the Address of Landlord (as specified in Section 13 of the Summary). If, after such inspection and photocopy, Tenant continues to dispute the amount of Tenant's Proportionate Share of Operating Expenses as set forth in the Operating Expenses statement, Tenant shall be entitled to retain a national, independent, certified public accountant mutually acceptable to Landlord and Tenant to audit Landlord's Operating Expenses records for the previous Expense Year only to determine the proper amount of Tenant's Proportionate Share of Operating Expenses. Landlord shall be entitled to review the results of such audit promptly after completion of same. If such audit determines that Landlord has overcharged Tenant, then within fifteen (15) days after the results of the audit are made

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available to Landlord, Landlord shall credit Tenant the amount of such overcharge toward the payments of Base Rent and Additional Rent next coming due under this Lease. If such audit proves that Landlord has undercharged Tenant, then within fifteen (15) days after the results of the audit are made available to Tenant, Tenant shall pay to Landlord the amount of any such undercharge. Tenant agrees to pay the cost of such audit, provided that Landlord shall reimburse Tenant the amount of such cost if the audit proves that Landlord's determination of Tenant's Proportionate Share of Operating Expenses (as set forth in the Operating Expenses statement) was in error by more than five percent (5%).

4.4    Intentionally Omitted

4.5    Personal Property Taxes

Tenant shall pay before delinquency all taxes (including sales and use taxes), assessments, license fees, and public charges levied, assessed, or imposed upon its business operation as well as upon its merchandise, furniture, fixtures, equipment, and other personal property. In the event any such items of property are assessed with property of Landlord, then such assessment shall be equitably divided between Landlord and Tenant in a method mutually agreed upon in good faith by Landlord and Tenant.

ARTICLE 5

USE OF PREMISES; OPENING FOR BUSINESS
AND OPERATING COVENANTS

5.1    Permitted Use

Subject to the Restriction Documents, Tenant shall use the Premises solely for the Permitted Use set forth in Section 10 of the Summary (the "Permitted Use") and under the Trade Name set forth in Section 11 of the Summary (the "Trade Name"), and in a first-class manner and character consistent with the Permitted Use; and Tenant shall not use or permit the Premises to be used for any other purpose or purposes whatsoever. Notwithstanding any other provision of this Lease, Tenant shall not engage in any activity or use on the Premises or the Project, or permit any activity or use by Tenant's employees, invitees, agents, or employees on the Premises or Project, that violates or contravenes the Restriction Documents, including without limitation, any prohibited uses contained therein. Landlord makes no warranty or representation that the Premises are suitable for Tenant's intended use or whether such use complies with all laws. Landlord does not grant Tenant any exclusive right to conduct any type or style of business in the Project or any portion thereof.

5.2    Duties and Quality Standards; Prohibited Conduct

5.2.1    Compliance with Rules and Regulations, Laws, and Restriction Documents. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any of its officers, employees, agents, servants, or contractors to use the Premises or Common Areas or any part thereof for any use or purpose contrary to or in violation of the Permitted Use, the Restriction Documents, the laws of the United States of America or the State of Nevada, or the ordinances, regulations, or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project or any part thereof. Landlord reserves the right, but shall not be obligated, to exclude or expel from the Project and the Premises any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of this Lease. Tenant shall comply with the Restriction Documents, which shall mean the following defined terms, inclusively:

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(a)
The Term "Master Lease" as used herein shall mean that certain Lease Agreement by and between Landlord and the County of Clark (referred to herein along with its successors and assigns as the "County") that has been executed and which is attached hereto as Exhibit “J”. The Master Lease will be executed by all parties thereto as a condition precedent to the Lease Commencement Date. Provided, should Landlord be unable to obtain a mutually executed Master Lease with the County prior to Lease Commencement Date or should Landlord be unable to obtain the County's approval of this Lease prior to the Lease Commencement Date, then this Lease shall automatically terminate unless otherwise agreed to by Landlord and Tenant in writing. In the event that this Lease so terminates, neither party shall have any further liability or obligation to the other party for any obligation arising thereafter. This Lease and all of Tenant's rights hereunder are and shall be subject and subordinate to the Master Lease and any amendments or modifications thereof. Within ten (10) days after the receipt of a request from Landlord, County, or any mortgagee of Landlord, Tenant shall confirm such subordination by executing a recordable subordination agreement in form and content satisfactory to Landlord, County, and any mortgagee of Landlord.

(b)	The term "Design Guidelines" as used herein shall mean the design guidelines for the Project which Landlord may implement as amended from time to time.

(c)	The term “Sign Criteria” as used herein shall mean the signage criteria for the Project which Landlord shall implement and as amended from time to time.

(d)
The term "Operating Directives" as used herein shall mean that certain document issued by the Department of Aviation, Clark County, Nevada entitled McCarran International Airport Operating Directives as a complete revision on June 1, 2001, and as amended and revised from time to time. Tenant hereby acknowledges that it has received a copy of the Operating Directives prior to the execution of this Lease.

The Master Lease, Design Guidelines, Sign Criteria and Operating Directives, each of which may be amended from time to time, are collectively referred to as the "Restriction Documents". In the event of any conflict between the Restriction Documents and this Lease, as between Landlord and Tenant, the Restriction Documents shall control. This Lease and all of Tenant's rights hereunder are and shall be subject and subordinate to the Restriction Documents and any amendments or modifications thereof. If any of the documents comprising the Restriction Documents are not of record as of the date hereof, then this Lease shall automatically become subordinate to said documents upon their recordation. Within ten (10) days after the receipt of a request from Landlord or any Mortgagee, Tenant shall confirm such subordination by executing a recordable subordination agreement in a commercially reasonable form and content satisfactory to Landlord.
5.2.2    Prohibited Conduct. Tenant shall not at any time use or occupy or allow any person to use or occupy the Premises or the Project or any portion thereof or do or permit anything to be done or kept in the Premises or the Project or any portion thereof in any manner that: (i) violates any certificate of occupancy in force for the Premises or the Project; (ii) causes or is reasonably likely to cause damage to the Project, the Premises, or any equipment, facilities, or other systems therein; (iii) results in demonstrations, bomb threats, or other events that require evacuation of the Project or otherwise disrupt or interfere with the use, occupancy, or quiet enjoyment of the Project by other tenants and occupants; (iv) interferes with the

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transmission or reception of microwave, television, radio, or other communications signals by antennae located on the roof of a building in the Project or elsewhere in the Project; or (v) violates or contravenes the Restriction Documents, including without limitation any prohibited uses as defined in the Restriction Documents or the leases of tenants in the Project. Tenant shall not use or allow another person or entity to use any part of the Premises for the storage, use, treatment, manufacture, or sale of Hazardous Material (as defined in Section 5.7). With Landlord’s prior written consent, Tenant may maintain products in the Premises that are incidental to the operation or maintenance of its Premises, such as ordinary janitorial supplies, that contain chemicals that may be categorized as Hazardous Materials as long as Tenant uses such products in the Premises only, in compliance with all laws, and in the manner that such products are designed to be used. Notwithstanding any approval that Landlord may give, Tenant remains fully responsible for any claims, liabilities, and damages that may result from said items, and hereby indemnifies and holds Landlord harmless therefrom. Landlord reserves the right to reasonably terminate its consent at any time upon written notice to Tenant, and upon receipt of such a notice, Tenant agrees to cease use of said items and to promptly and lawfully remove them from the Premises. Tenant shall not cause, maintain, or permit any nuisance in, on, or about the Premises, nor shall Tenant commit or suffer to be committed any waste in or upon the Premises. Tenant shall not conduct or advertise on or from or pertaining to the Premises any auction or closing-out wholesale business, nor shall Tenant grant any concession, license, or permission to any third party to sell or take orders for merchandise or services in the Premises. Tenant shall not place or keep any tables, merchandise, or other items in the Common Areas and shall not be permitted to use any area outside of the Premises for any portion of Tenant's business operations, including the outdoor storage of merchandise, pallets, inventory, building materials, and any other personal property. Tenant shall not disturb, solicit, or canvass any occupant of the Project and shall cooperate with Landlord and its agents to prevent such activities. Tenant shall cause all liquids produced and or utilized to be disposed of in strict accordance with all applicable laws. All non-hazardous/non-toxic liquids shall be disposed of directly into the sewage system serving the Premises and shall not be dumped, poured, or allowed to drain into or across any parking area or the Common Areas.

Tenant, or Tenant's employees and agents, shall not solicit business in the Common Areas and shall not distribute any handbills or other advertising matter therein. No vending machines shall be installed, maintained, or operated upon the Premises without the written consent of Landlord. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance, except substances which are intended to be placed in said apparatus, of any kind whatsoever shall be thrown therein.

5.2.3    Signs; Merchandising and Advertising; Display Windows. Subject to the Restriction Documents, any required governmental approvals, and Landlord's prior written approval, which may be withheld in its sole discretion, Tenant shall be permitted exterior identification signage with respect to the Premises that shall be designed and installed at Tenant's sole cost and expense, with such signage located on the exterior of the Building directly above Tenant’s entrance door and Tenant’s suite entrance door to the Premises. All such exterior identification signage shall be furnished, maintained, and removed at the expiration of the Lease Term (with all damage caused by such removal to be repaired by Tenant), at Tenant's sole cost and expense. Tenant's right to the exterior identification signage described above is personal to the original Tenant executing this Lease and may not be assigned or transferred to, or utilized by, any other person or entity, except if it is a permitted transfer pursuant to Article 14. In the event of a permitted transfer, the exterior identification signage may be assigned to the approved Transferee. Except as expressly permitted in the first sentence of this Section 5.2.3 and except for any other signage approved by Landlord in its sole discretion, Tenant may not install any signs, advertising placards, names, insignia, trademarks, descriptive material, or any other similar item or items on the Premises (including the roof of the Premises, within the Premises if visible from the exterior, or on the doors, windows, or exterior walls of the Premises), in the

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Common Areas or elsewhere in the Project without Landlord's prior written approval, which may be withheld in Landlord's sole discretion. Tenant shall not use any advertising media that Landlord shall reasonably deem objectionable to it or to other tenants or occupants of the Project, such as, without limiting the generality of the foregoing, loud speakers, phonographs, televisions, public address systems, sound amplifiers, radios, broadcasts, or telecasts within the Project or permit in the Premises any entertainment or other activities in a manner seen or heard outside of the Premises or disturbing to tenants or other occupants of the Project. Tenant shall not install any exterior lighting, exterior decorations, radio or television antenna, satellite, loud speaker or other device on the roof or exterior walls of the Premises, without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion. Any signs, notices, logos, trademarks, insignias, pictures, names, advertisements, or similar items that are installed but have not been individually approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Tenant shall indemnify, defend, and save harmless Landlord from all claims, demands, loss, or damage to any person or property arising from any such installation, notwithstanding any consent by Landlord thereto. Notwithstanding this Section 5.2.3, if Tenant transfers its interest in this Lease to a Transferee pursuant to Section 14.1 of this Lease, Landlord's prior consent, which shall be within Landlord's sole discretion, shall be required to change identification signage or to install any exterior lighting, exterior decorations, radio or television antenna, satellite, loud speaker, or other device on the roof or exterior walls of the Premises.

5.3    Labor Harmony

Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials, or equipment that, in Landlord's reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor, or services in or about the Project, provided, however, Tenant shall not be obligated to terminate any contractor, worker, or supplier to the extent not permitted by any applicable agreement or contract or to the extent said termination would violate any applicable law.

5.4    Hazardous Materials

(i)    For purposes of this Lease, "Hazardous Materials" means any explosives, radioactive materials, hazardous wastes, or hazardous substances, including without limitation substances defined as "hazardous substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601 et. seq.; the Hazardous Materials Transportation Act of 1975, 49 U.S.C. §§ 5101 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§ 6901 et seq.; or any other federal, state, or local statute, law, ordinance, code, rule, regulation, order, or decree regulating, relating to, or imposing liability or standards of conduct concerning hazardous materials, waste, or substances now or at any time hereafter in effect (collectively, "Hazardous Materials Laws").

(ii)    Tenant will not cause or permit the storage, use, generation, or disposition of any Hazardous Materials in, on, or about the Premises or the Project by Tenant, its agents, employees, or contractors, except as set forth in Section 5.2.2. Tenant will not permit the Premises to be used or operated in a manner that may cause the Premises or the Project to be contaminated by any Hazardous Materials in violation of any Hazardous Materials Laws. To the extent Tenant has knowledge of such actions or claims, Tenant will immediately advise Landlord in writing of (a) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed, or threatened pursuant to any Hazardous Materials Laws relating to any Hazardous Materials affecting the Premises; and (b) all claims made or threatened by any third party against Tenant, Landlord, or the Premises relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from any Hazardous Materials on or about the Premises. Tenant will not take any remedial action or enter into any agreements or settlements in response

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to the presence of any Hazardous Materials in, on, or about the Premises, without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed and shall not be required in the event of an emergency.

(iii)    Tenant will be solely responsible for and will defend, indemnify, and hold Landlord, its agents, and employees harmless from and against all demands, claims, actions, causes of action, proceedings, penalties, fines, damages, awards, judgments, assessments, losses, liabilities, obligations, costs, and expenses, including, without limitation, attorneys' fees and costs, resulting out of, resulting from, relating to or in connection with (a) Tenant's breach of its obligations in this Section 5.4, and/or (b) removal, cleanup, and restoration work and materials necessary to return the Premises and any other property to the condition existing prior to the introduction of Hazardous Materials by Tenant, its agents, employees, or contractors. Tenant's obligations under this Section 5.4 with respect to activities arising prior to the termination or expiration of this Lease will survive the expiration or other termination of this Lease.

(iv)    To the best of Landlord's knowledge, without inquiry or investigation, as of the date of the execution of this Lease, no portion of the Premises is being used or has been used for the storage, use, generation, or disposal of Hazardous Materials, and there are no Hazardous Materials in, on, under or about the Premises.

5.5    Refuse

Tenant shall empty all trash, rubbish, waste material, and other garbage within the Premises on a regular basis and dispose of it in the Premises' trash containers, as approved by Landlord, at Tenant's expense. Tenant shall maintain said trash containers in a clean and orderly condition, completely enclosed and screened. Tenant shall not burn any garbage in or about the Premises or anywhere within the Project. If Tenant's garbage is of a deteriorating nature, creating offensive odors, Tenant shall utilize and maintain at its cost and expense refrigerated facilities as may be reasonably required by Landlord or by law.

5.6    Deliveries

The delivery, loading, unloading, and shipping of merchandise, supplies, inventory, fixtures, and other materials or goods of whatsoever nature to or from the Premises and all loading, unloading, and handling thereof shall be done at reasonable times from the Premises' loading dock, if any, and such other areas and means as are reasonably permitted by Landlord from time to time, but in no event shall Tenant be restricted from such activities between the hours of 7:00 a.m. and 10:00 p.m. Pacific Time. Tenant shall prevent delivery trucks and other vehicles servicing the Premises from parking or standing in service areas for undue periods of time. Landlord accepts no liability and is hereby relieved and released by Tenant in respect of the operation and security of the delivery facilities, or the adequacy thereof, or the acts or omissions of any person or persons engaged in the operation thereof, or in the acceptance, holding, handling, delivery or dispatch, or failure of any acceptance, holding, handling or dispatch, or any error, negligence, or delay therein. Landlord may from time to time make and amend regulations respecting delivery services. Tenant shall inform suppliers of such times and regulations respecting delivery so as to accommodate the ease of delivery to and from the Project. Tenant shall remove all such merchandise and other delivered items from the loading area or other Common Areas immediately upon such delivery.

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ARTICLE 6

SERVICES AND UTILITIES

6.1    Cleaning and Maintenance

During the Term, Tenant shall, at its own expense, keep the entire Premises and any loading docks and trash areas used by Tenant or serving the Premises in a neat and clean condition, including, but not limited to, re-lamping, removal of debris and garbage from the Premises and such loading docks, and cleaning of the exterior portions of the Premises and all windows, window frames, and doors of the Premises. Tenant, at its discretion, shall either separately contract at its sole expense for janitorial services for the entire Premises with reputable, janitorial contractors in accordance with the maintenance standards set forth in this Lease or self perform all or any portion of the janitorial services.

6.2    Utilities

Subject to the provisions of Section 1 of the Work Letter Agreement, from and after the date of this Lease, Landlord agrees that it will cause to be made available to Tenant upon or adjacent to the Premises, facilities for the delivery to the Premises of water, electricity, and telephone service, and for the removal of sewage from the Premises. Tenant agrees to use such utilities in connection with the use of the Premises. Such utilities may be separately metered at Landlord's option, in which case, Tenant shall make payment directly to the entities providing such utilities and services. Tenant agrees, at its own expense, to pay for all water, sewer, trash, electric current, and all other utilities used by Tenant on or from the Premises from and after the commencement of Tenant's Work, and Tenant agrees to provide, at Tenant's sole cost and expense, any check meters of the type required by Landlord or the appropriate governing authority. In the event that any utilities are furnished to the Premises by Landlord, whether sub-metered or otherwise, then and in that event, Tenant shall pay Landlord for such utilities, but the rates charged to Tenant by Landlord shall not exceed those of the public utility company furnishing same to Landlord as if its services were being furnished directly to Tenant. Where any such utilities are not separately metered, Landlord shall pro-rate same on an equitable basis. Landlord may pro-rate the cost of water service among Tenant and the other tenants of the Project serviced by the applicable meter based on the number of fixture units attributable to the Premises over the total number of fixture units serviced by the applicable meter (as defined in the Nevada Building Code and/or applicable state and/or county codes). Notwithstanding anything contained herein to the contrary, Tenant shall reimburse Landlord in full for the total costs and expenses relating to the monthly HVAC maintenance contract for the HVAC services for the Premises and the Clark County sewer fees, with such monthly reimbursement to be paid to Landlord by Tenant in the same manner as the Rent.

6.3    Landlord Control of Exterior Lighting.

Notwithstanding any provision to the contrary contained herein, Landlord and Tenant hereby acknowledge and agree that although Tenant shall be responsible for the entire cost of any utilities utilized by Tenant for the exterior lighting of the Premises, including without limitation, the illumination of any exterior Tenant signage, such utilities shall be tied to a Landlord-controlled utility relay and Landlord shall determine, in its sole and absolute discretion, the times when such utilities shall be turned on and off.

6.4    Interruption of Utilities

Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure, delay, diminution, or interruption of any utilities or services for any reason and such

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failure, delay, diminution, or interruption shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for any injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to any such failure, delay, diminution, or interruption of such utilities or services because Tenant is required to insure against said interruption pursuant to Section 10.3 below.

ARTICLE 7

REPAIRS

Tenant agrees at all times from and after delivery of possession of the Premises to Tenant, and at its own cost and expense, to repair and maintain the Premises and every part thereof in good and tenable condition including, but not limited to, floor coverings, utility meters, pipes and conduits exclusively serving the Premises, all fixtures, heating and air conditioning equipment and ducting installed by Landlord in the Premises, and all other equipment therein, the storefront or storefronts including plate glass, all Tenant's signs and signage, locks and closing devices, and all window sash, casement or frames, doors and door frames, ceilings, ceiling tiles and lighting, and all items of repair, maintenance and improvement or reconstruction as may at any time or from time to time be required with respect to the Premises by any governmental agency having jurisdiction, but excluding the roof structure, exterior walls, structural portions of the Premises and structural floor, which are the sole responsibility of the Landlord, unless the same are required to be modified because of Tenant's use of the Premises or Tenant's alterations, improvements, additions, fixtures or personal property. Tenant agrees to operate the air conditioning equipment serving the Premises during all business hours so that inside temperatures of the Premises are maintained within a range in which a majority of adults will be comfortable in the Premises. All glass, both exterior and interior, shall be maintained at Tenant's sole cost and expense, and any glass broken shall be promptly replaced by Tenant with glass of the same kind, size and quality. Tenant's failure to replace broken glass within seventy-two (72) hours following the occurrence of the breakage, or the failure by Tenant to replace same with glass of the same kind, size and quality, shall constitute a breach hereof which shall, at Landlord's sole and arbitrary discretion, entitle Landlord to exercise any and all rights herein and any and all legal and equitable rights available to Landlord in connection therewith. The foregoing notwithstanding, Tenant shall not be permitted to (i) go onto the roof of the Premises without Landlord's prior written approval, (ii) penetrate the roof membrane without Landlord's prior approval and, upon obtaining such approval, only by using Landlord's approved roofing contractor, or (iii) make any repairs to the structural portion of the building or to any common building systems. If Tenant refuses or neglects to make repairs and/or maintain the Premises, or any portion thereof, including Tenant's storefront(s), in a manner reasonably satisfactory to Landlord, Landlord shall have the right, upon giving Tenant written notice of its election to do so, to make such repairs or perform such maintenance on behalf of and for the account of Tenant. In such event, the cost of such work shall be paid by Tenant promptly upon receipt of bills therefor. Failure of Tenant to pay any of said charges within ten (10) days of receipt of bills therefor shall constitute a default hereunder. Upon any surrender of the Premises, Tenant shall deliver the Premises to Landlord, upon the expiration or earlier termination of this Lease, in good order, condition and state of repair, ordinary wear and tear excepted, and excepting such items of repair as may be Landlord's obligation hereunder. Moreover, in the event that Tenant has signage rights on the Building under this Lease, then, upon any surrender of the Premises, Tenant shall also remove any such signage and deliver such portion of the Building to Landlord in its/their original condition.

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Notwithstanding any provision of this Lease to the contrary, Tenant shall keep in good order and repair all heating and air conditioning equipment for the Premises. Tenant agrees to enter into a regularly scheduled preventative maintenance/service contract (the "Service Contract") on or before the Lease Commencement Date with a maintenance contractor selected by Landlord, for the servicing of all heating and air conditioning systems and equipment within the Premises. The Service Contract shall include all scheduled maintenance as recommended by the equipment manufacturer as set forth in the operation/maintenance manual. Notwithstanding the foregoing, Landlord may (but shall not be obligated to) elect to maintain and/or service the heating and air conditioning equipment serving the Premises, in which event, Tenant shall pay to Landlord all costs and expenses for the repair, maintenance and replacement of all heating and air conditioning equipment for the Premises. If Landlord shall so elect to maintain the heating and air condition equipment serving the Premises, then, at Landlord's option, commencing on the Lease Commencement Date and thereafter on the first (1st) day of each calendar month of the Lease Term, Tenant shall pay to Landlord one-twelfth (1/12) of an amount estimated by Landlord to be Tenant's share of such heating and air conditioning expenses for the ensuing calendar year or balance thereof (including reasonable reserves). On or before April 1 of each calendar year, or as soon thereafter as practicable, Landlord shall furnish Tenant a statement covering the preceding calendar year and the payments made by Tenant with respect to such calendar year as set forth above. If Tenant's share of such heating and air conditioning expenses exceeds Tenant's payments so made, Tenant shall pay Landlord the deficiency within ten (10) days after receipt of Landlord's statement. If Tenant's payments exceed Tenant's share of such heating and air conditioning expenses, Landlord shall have the option of (i) paying such excess to Tenant upon Landlord's delivery of such statement; or (ii) allowing Tenant to credit the excess against payments next thereafter to become due to Landlord for such expenses as set forth above. Failure of Tenant to pay any of the charges required by this Section to be paid when due shall constitute a material default under the terms of this Lease. Expenses incurred in connection with the operation, maintenance, repair and replacement of heating and air conditioning equipment by the party performing same shall include, but not be limited to, all sums expended in connection with such heating and air conditioning equipment for all general maintenance, lubrication and/or adjustments, cleaning and/or replacing filters, replacing belts, repairing and/or replacing worn out parts, repairing and/or replacing utilities, duct work and machinery, maintenance and insurance contracts carried on the heating and air conditioning equipment, and all other items of expense incurred by such party in connection with the operation, maintenance, repair and replacement of the heating and air conditioning equipment.

Landlord shall maintain and repair, or cause to be repaired and maintained, in good condition and repair, the Common Areas of the Project and the foundations, exterior structural walls, and structural roof of the Building; provided, to the extent that such maintenance and repairs are caused by the negligence, willful misconduct, or breach of this Lease by Tenant or its employees, agents, representatives, contractors, or invitees, Tenant shall pay to Landlord as Additional Rent the reasonable cost of such maintenance and repairs plus a reasonable percentage not to exceed fifteen percent (15%) of the costs thereof to reimburse Landlord for all overhead, general conditions, fees, and other costs or expenses arising from Landlord's involvement with such repairs and replacements within five (5) days after being billed for the same. Tenant waives and releases its right to make repairs at Landlord's expense under any law, statute, or ordinance now or hereafter in effect. There shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of or failure to make any repairs, alterations, or improvements in or to any portion of the Project or the Premises or in or to fixtures, appurtenances, and equipment therein.

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ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1    Landlord's Consent to Alterations

Tenant may not make any improvements, alterations, additions, or changes (collectively, the "Alterations") to the Premises without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent may be withheld by Landlord in Landlord's sole and absolute discretion; provided, however, that Tenant may, at Tenant's sole cost and expense and upon fourteen (14) days prior notice to Landlord, make nonstructural Alterations to the Premises which: (i) do not affect the outside appearance of the Premises and do not create the potential for unusual expenses to be incurred upon the removal of the Alterations and the restoration of the Premises upon the termination of this Lease; (ii) do not affect any part of the Project outside of the Premises; (iii) do not adversely affect the proper functioning of any of the mechanical, electrical, sanitary, or other service systems or installations of the Project; (iv) shall be performed at such times and in such manner as Landlord from time to time may reasonably designate; (v) will not result in a breach of this Lease (including Tenant's operation covenant contained in Section  5.2.4 above), or a violation of or require a change in the certificate of occupancy applicable to the Premises; and (vi) costs shall not exceed Ten Thousand Dollars ($10,000.00) per year. Notwithstanding any provision to the contrary, any Alterations shall not violate the Restriction Documents.

UPON EXECUTION OF THIS LEASE, TENANT ACKNOWLEDGES THAT LANDLORD MAY EXECUTE A NOTICE OF NON-RESPONSIBILITY IN SUBSTANTIALLY THE SAME FORM ATTACHED HERETO AS EXHIBIT "G", AND INCORPORATED HEREIN BY REFERENCE, AND MAY RECORD THE SAME WITHIN THREE (3) DAYS OF EXECUTION OF THIS LEASE PURSUANT TO NEVADA REVISED STATUTES ("NRS") 108.234. TENANT FURTHER AGREES THAT, AT LEAST TEN (10) DAYS PRIOR TO ENTERING INTO CONTRACT WITH ANY PRIME CONTRACTOR INTENDING TO PERFORM ALTERATIONS, AND PRIOR TO THE COMMENCEMENT OF ANY WORK RELATING TO THE PREMISES, TENANT SHALL COMPLY WITH THE REQUIREMENTS OF NRS 108.2403 AND NRS 108.2407 REGARDING POSTED SECURITY AND SHALL NOTIFY LANDLORD IN WRITING OF THE NAME AND ADDRESS OF ANY SUCH PRIME CONTRACTOR TO ENABLE LANDLORD TO PROPERLY SERVE THE RECORDED NOTICE OF NON-RESPONSIBILITY UPON THE PRIME CONTRACTOR PURSUANT TO NRS 108.234. TENANT FURTHER AGREES TO, AND SHALL CAUSE ITS PRIME CONTRACTOR TO, WITHIN TEN (10) DAYS AFTER NOTIFICATION OF THE AWARD OF THE CONTRACT TO THE PRIME CONTRACTOR, FURNISH BONDS COVERING THE FAITHFUL PERFORMANCE OF THE CONSTRUCTION OF ANY ALTERATIONS OR INSTALLATION OF EQUIPMENT, WITH PAYMENT OF ALL OBLIGATIONS ARISING THEREUNDER TO TAKE EFFECT UPON COMPLETION OF SUCH ALTERATIONS OR OTHER INSTALLATIONS, IN ACCORDANCE WITH THE TERMS OF THE MASTER LEASE.

TENANT HEREBY ACKNOWLEDGES THAT TENANT IS REQUIRED TO COMPLY WITH THE TERMS OF THIS SECTION 8.1 AND THE PROVISIONS OF NRS 108.2403 AND (TO THE EXTENT TENANT ESTABLISHES A CONSTRUCTION DISBURSEMENT ACCOUNT PURSUANT TO NRS 108.2403) 108.2407 PRIOR TO COMMENCEMENT OF ANY WORK OF IMPROVEMENT TO BE CONSTRUCTED, ALTERED OR REPAIRED ON THE

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PREMISES (SUCH OBLIGATIONS ARE COLLECTIVELY REFERRED TO AS THE "TENANT'S ALTERATION OBLIGATIONS").

___________________
TENANT'S INITIALS

The construction by Tenant of Tenant's Work (as defined in Exhibit "E" attached hereto) to the Premises shall be governed by the terms of the Work Letter Agreement and not the terms of this Article 8; provided that Tenant shall comply with Tenant’s Alteration Obligations in Tenant’s construction of Tenant’s Work. Prior to the commencement of any Improvement or Alterations to or of the Premises on behalf of Tenant, Tenant shall deliver to Landlord a signed and acknowledged waiver (or release) of liens from each contractor, subcontractor, or materialman in a form approved by Landlord, and to the extent permitted by law, Tenant shall at Tenant's expense cause the duly executed and notarized waiver (or release) to be recorded in the Office of the Clark County Recorder.

8.2    Manner of Construction

Landlord may impose, in connection with such Alterations or repairs of the Premises or about the Premises, such reasonable requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, materials, mechanics, and materialmen approved by Landlord, which approval shall not be unreasonably withheld. In any event, a contractor acceptable to Landlord shall perform all mechanical, electrical, plumbing, structural, and heating, ventilation and air conditioning work, and such work shall be performed at Tenant's cost. Tenant shall construct such Alterations and perform such repairs in conformance with the Restriction Documents and any and all applicable federal, state, county, or municipal laws, rules, and regulations and pursuant to a valid building permit, if required. All work with respect to any Alterations must be done in a good and workmanlike manner and in the most expeditious and diligent manner reasonably possible to completion to the end that the Premises shall at all times be a complete unit except during the period of work and so that to the extent reasonably practical any disruption or inconvenience to the Project and tenants of the Project is minimized. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof, by any other tenant of the Project and their invitees, so as not to obstruct the business of Landlord or other tenants in the Project or interfere with the labor force working in the Project, with adequate provisions for the safety and convenience of tenants of the Project and to control dust, noise, and other effects of such work using methods commonly utilized to control such effects associated with construction centers. Tenant shall repair at its own cost and expense all damage caused by such work and shall restore any effected portion of the Project to the condition which existed prior to the beginning of such work. In addition to Tenant's obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the applicable recorder's office, to the extent required by Nevada law, and Tenant shall deliver to the Project management office a reproducible copy of the "as built" drawings of the Alterations as well as full and final waivers of all liens for labor, services, or materials.

8.3    Payment for Improvements

In the event Tenant requests any Alterations or repair work directly from Landlord, and Landlord agrees to perform such work, to the extent not covered by the Allowance as described in the Work Letter Agreement, the charges for such work shall be deemed Additional Rent under this Lease, payable, at Landlord's election, within (i) ten (10) days of Landlord's billing therefor, or (ii) pursuant to a progress payment construction schedule reasonably approved by Landlord. Upon completion of such work, Landlord

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shall obtain full and final waivers of all liens for labor, services or materials. If Tenant requests any such work directly from Landlord, Tenant shall pay to Landlord a reasonable percentage, not to exceed fifteen percent (15%) of the cost of such work sufficient to compensate Landlord for all overhead, general conditions, fees, and other costs and expenses arising from Landlord's involvement with such work.

8.4    Construction Insurance

In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant or Tenant's contractor carries "Builder's All Risk" insurance in an amount approved by Landlord, which approval shall not be unreasonably withheld covering the construction of such Alterations, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof.

8.5    Landlord's Property

All Alterations, Improvements, fixtures, and/or equipment that may be installed or placed in or about the Premises, and all signs installed in, on, or about the Premises as approved by Landlord, from time to time, shall be at the sole cost of Tenant and, except for Tenant's signs, trade fixtures, equipment, and other personal property, shall be and become the property of Landlord, except that Tenant may remove any signs, trade fixtures, and/or equipment that Tenant can reasonably substantiate to Landlord have not been paid for by Landlord, provided Tenant repairs any damage to the Premises caused by such removal. If Tenant fails to repair any damage caused by the removal of any such trade fixtures and/or equipment, Landlord may do so and may charge the cost thereof to Tenant. Tenant hereby indemnifies and holds Landlord harmless from any liability, cost, obligation, expense, or claim of lien in any manner relating to the installation, placement, removal, or financing by Tenant of any such Alterations, Improvements, fixtures, and/or equipment in, on, or about the Premises, except to the extent arising from Landlord's gross negligence, willful misconduct or breach of this Lease.

ARTICLE 9

COVENANT AGAINST LIENS

Tenant shall not cause or permit any lien or encumbrance of any kind whatsoever, if created or caused by the act of Tenant, to attach to or be placed upon the Project or Premises. Landlord shall have the right at all times to post and keep posted on the Premises any notice that it deems necessary for protection from such liens. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Project or the Premises, or any portion thereof, with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, Tenant covenants and agrees to cause such lien to be released and removed of record within thirty (30) days after the recording of such lien against the Project or Premises or post an appropriate bond, pre-approved by Landlord in writing, within such thirty (30) day period. Notwithstanding anything to the contrary set forth in this Lease, in the event that such lien is not released and removed (or Tenant has not posted an appropriate bond necessary to release such liens) on or before the date occurring thirty (30) days after notice of such lien is delivered by Landlord to Tenant, Landlord, at its sole option, may immediately take all action reasonably necessary to release and remove such lien, without any duty to investigate the validity thereof, and all reasonable sums, costs, and expenses, including reasonable attorneys' fees and costs, incurred by Landlord in connection with such lien shall be

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deemed Additional Rent under this Lease and shall be due and payable by Tenant within ten (10) days following the delivery of written notice to Tenant thereof.

ARTICLE 10

INSURANCE

10.1    Indemnification and Waiver

To the extent not prohibited by law and except for claims relating to Hazardous Materials existing upon, under or about the Premises prior to the execution of this Lease or the migration thereon from offsite sources not caused by Tenant after the execution of this Lease, Landlord, its respective officers, agents, servants, and employees shall not be liable for, and are hereby released from, any responsibility for any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant due to the Premises or any part thereof or any appurtenances thereof needing repair (including any improvements, materials, or equipment relating to telephone or telecommunication systems), or due to the occurrence of any accident or event in or about the Project, or due to any act or neglect of any tenant or occupant of the Project, including the Premises, or of any other person. The provisions of this Section 10.1 shall apply particularly, but not exclusively, to damage caused by gas, electricity, steam, sewage, sewer gas or odors, fire, water, or by the bursting or leaking of pipes, faucets, sprinklers, plumbing fixtures, and windows, and shall apply without distinction as to the person whose act or neglect was responsible for the damage and whether the damage was due to any of the causes specifically enumerated above or to some other cause of an entirely different nature. Tenant further agrees that all personal property upon the Premises or Project shall be at the risk of Tenant only, and that Landlord shall not be liable for any loss or damage thereto or theft thereof. Tenant shall indemnify, defend, protect, and hold harmless Landlord its respective officers, agents, servants, and employees from any and all loss, cost, damage, expense, liability (including without limitation court costs and reasonable attorneys' fees), penalties, and charges (collectively, the "Claims") incurred in connection with or arising from any cause in, on, or about the Premises, including, without limiting the generality of the foregoing: (i) any failure by Tenant in the observance or performance of any of the terms, covenants, or conditions of this Lease on Tenant's part to be observed or performed; (ii) the use or occupancy of the Premises by Tenant or any person claiming by, through, or under Tenant; (iii) the condition of the Premises or any occurrence or happening on the Premises from any cause whatsoever, excluding claims arising out of Hazardous Materials existing upon, under or about the Premises prior to the execution of this Lease or the migration thereon from offsite sources not caused by Tenant after the execution of this Lease; or (iv) any acts, omissions, or negligence of Tenant or of any person claiming by, through, or under Tenant, or of the contractors, agents, servants, employees, invitees or licensees of Tenant or any such person, in, on, or about the Premises or anywhere else within the Project to the extent relating to their activities on the Premises, including, without limitation, any acts, omissions, or negligence in the making or performance of any Alterations (whether prior to or during the Lease Term), provided Tenant shall not indemnify Landlord or its respective officers, agents, servants, and employees, from any Claim arising out of or related to their gross negligence or will misconduct. Landlord shall defend, indemnify, and hold harmless Tenant from and against any and claims arising out of Hazardous Materials existing upon the Premises prior to the execution of this Lease or the migration thereon from offsite sources caused by Landlord after the execution of this Lease. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease. The respective obligations of the parties under this Section 10.1 are subject to the following conditions: (i) the party seeking indemnity ("Indemnitee") shall promptly notify the other party ("Indemnitor") of any Claims; (ii) the Indemnitee shall not take any actions, including an admission of liability, that would bar the Indemnitor from enforcing any applicable coverage of insurance held by the Indemnitor or prejudice any defense of the Indemnitor in any legal proceedings pertaining to such Claim or otherwise prevent the

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Indemnitor from defending itself or the indemnitee with respect to such Claim; (iii) the Indemnitee shall not enter into any settlement agreement or arrangement without the prior consent of the Indemnitor, which consent may be granted or withheld in the Indemnitor's sole discretion; (iv) the indemnification obligations of the Indemnitor shall not apply to the extent that the Indemnitee actually receives insurance proceeds with respect to such Claim, and (v) for any liability that Landlord may have under this Lease to Tenant, Landlord shall not be liable to Tenant for any damages whatsoever to the extent said damages are insured under the insurance policies required to be maintained by Tenant under Section 10.3.

10.2    Landlord's Insurance

Tenant shall neither use the Premises nor permit the Premises to be used or acts to be done therein that will (i) increase the premium of any insurance carried by Landlord with respect to the Project or any part thereof; (ii) cause a cancellation of or be in conflict with any such insurance policies; (iii) result in a refusal by insurance companies of good standing to insure the Project or any part thereof in amounts reasonably satisfactory to Landlord; or (iv) subject Landlord to any liability or responsibility for injury to any person or property by reason of any operation being conducted in the Premises other than acts or uses that are consistent with the Permitted Use. Tenant shall, at Tenant's expense, comply as to the Premises with all insurance company requirements pertaining to the use of the Premises. If Tenant's conduct or use of the Premises causes any increase in the premium for such insurance policies, then Tenant shall reimburse Landlord for any such increase and Landlord shall have the option to terminate the Lease at any time thereafter. Tenant, at Tenant's expense, shall comply with all applicable rules, orders, regulations, or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

10.3    Tenant's Insurance

Tenant further covenants and agrees that it will carry and maintain during the entire Lease Term hereof, at Tenant's sole cost and expense, the following types of insurance in the amounts and forms hereinafter specified:

A.    Public Liability and Property Damage. Tenant shall at all times during the Lease Term maintain in effect a policy or policies of bodily injury liability and property damage liability insurance with limits of not less than Two Million and 00/100 Dollars ($2,000,000.00) combined single limit per occurrence and in the aggregate, insuring against any and all liability of the insured with respect to the Premises or arising out of the maintenance, condition, use, or occupancy thereof, and property damage liability. All such bodily injury liability insurance and property damage liability insurance shall specifically insure the performance by Tenant of the indemnity agreement as to liability for injury to or death of persons and injury or damage to property contained in Section 10.1 hereof. Such policies shall include, without limitation, coverage for fire, explosion, and water damage legal liability coverage.

B.    Plate Glass. Tenant shall be responsible for the maintenance of the plate glass on the Premises, if any, and to insure the risk pursuant to Section 10.2(C) hereof. Tenant's responsibility for maintenance of the plate glass includes its replacement in the event repair of the glass would not restore the glass to its original condition and specifications at the time of installation. In the event Tenant replaces the plate glass, Tenant shall replace it with plate glass that conforms with the original plate glass specifications.

C.    Tenant Improvements. Tenant shall at all times during the Lease Term maintain in effect insurance covering all of Tenant's Work, Tenant's leasehold improvements, alterations or additions, Tenant's trade fixtures, merchandise and all personal property from time to time in, on or upon the Premises,

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in an amount not less than one hundred percent (100%) of their full replacement cost, without depreciation, providing protection against any peril included within the classification "Fire and Extended Coverage", together with insurance against sprinkler damage, vandalism and malicious mischief. The proceeds from such insurance shall be used solely for the repair or replacement of the property damaged or destroyed unless this Lease shall cease and terminate under the provisions of Article XI hereof, whereupon any proceeds of insurance covering Tenant's leasehold improvements and any Alterations or additions to the Premises shall be payable to Landlord. The Tenant shall be responsible for any insurance deductible, self-insured retentions and/or uninsured or underinsured areas covered in this Article 10.

D.    Workers' Compensation. Tenant shall at all times during the Lease Term carry Workers' Compensation insurance for all of Tenant's employees.

E.    Business Interruption. Tenant shall at all times during the Lease Term maintain in effect business interruption or loss of income insurance in amounts sufficient to cover annual Base Rent and all other charges due under the Lease for twelve (12) months and compensate Tenant for at least one (1) year of loss of all profits.

10.4    Policy Requirements

The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. All policies of insurance provided for herein shall be issued by insurance companies with a general policy holder's rating of not less than A and a financial rating of not less than Class X as rated in the most current available Best's Insurance Reports and qualified to do business in the State of Nevada. All such policies shall name Landlord, Landlord's first mortgagee or beneficiary, and County as additional insureds and loss payees, which policies shall be for the mutual and joint benefit and protection of Landlord, Tenant, Landlord's first mortgagee or beneficiary, and County. Executed copies of such policies of insurance or original certificates thereof shall be delivered to Landlord within ten (10) days after delivery of possession of the Premises to Tenant and thereafter at least thirty (30) days prior to the expiration of the term of each such policy. All public liability and property damage policies shall contain a provision that Landlord, although named as an additional insured, shall nevertheless be entitled to recovery under such policies for any loss occasioned to it, its servants, agents, or employees by reason of any act or omission of Tenant or its servants, agents, employees or contractors. As often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Tenant pursuant to the terms of this Article 10. All policies of insurance delivered to Landlord must contain a provision that the company writing such policy will give to Landlord and all other additional insureds at least thirty (30) days' notice in writing in advance of any cancellation or lapse or the effective date of any reduction in the amount of or other material change of insurance. All public liability, property damage and other casualty policies maintained by Tenant shall be written as primary policies, and any insurance maintained by Landlord shall be excess insurance only.

10.5    Increase in Coverage

In the event Landlord or Landlord's first mortgagee or beneficiary deems it necessary to increase the amounts or limits of insurance required to be carried by Tenant hereunder, Landlord may reasonably increase such amounts or limits of insurance, and Tenant shall increase the amounts or limits of the insurance required to be carried by Tenant hereunder and shall provide Landlord with policies or original certificates indicating the increased amounts or limits as provided in Section 8.3 hereof.

10.6    Blanket Coverage

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Tenant's obligations to carry insurance provided for in this Article may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Tenant, provided that Landlord, or Landlord's first mortgagee or beneficiary and Landlord's lessor, shall be named as an additional insured thereunder as their respective interests may appear; and that the coverage afforded Landlord will not be reduced or diminished by reason of the use of such blanket policy of insurance, and provided further that the requirements set forth herein are otherwise satisfied. Tenant agrees to permit Landlord at all reasonable times to inspect the policies of insurance of Tenant covering risks upon the Premises for which policies or copies of certificates thereof are not required to be delivered to Landlord.

10.7    Subrogation

Landlord and Tenant agree to have their respective insurance companies issuing property damage insurance upon the Premises waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be. Tenant hereby waives any right that it may have against Landlord on account of any loss or damage to Tenant's property to the extent such loss or damage is required to be insured against hereunder or is otherwise insured under policies of insurance for fire and all risk coverage, theft, or other similar insurance.

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1    Insured Casualty.

In the event that the Premises are partially or totally destroyed by fire or any other peril covered by insurance maintained by Landlord, Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty; and Landlord shall, within a period of one hundred eighty (180) days after the occurrence of such destruction, but only to the extent that proceeds of such insurance are received by Landlord for such purpose, commence reconstruction and restoration of the Premises and prosecute the same diligently to completion, in which event this Lease shall continue in full force and effect. In the event insurance proceeds are not sufficient to pay the cost of such reconstruction, or if the damage or destruction is caused by the acts or omissions of Tenant, its agents, employees or contractors, or if Landlord is restricted by any governmental authority, Landlord may elect to either terminate this Lease or pay the cost of such reconstruction. Such reconstruction shall be only to the extent necessary to restore the Landlord's Work in the Premises. As Tenant is required to maintain the insurance set forth under Section 10.3(C) and receive the insurance proceeds thereof in the event the Premises are partially or totally destroyed by fire or any other peril, Tenant shall be obligated for the restoration of all of the items specified as Tenant's Work in the event of such reconstruction, as well as Tenant's other leasehold improvements, trade fixtures and other personal property on the Premises, and Tenant shall, prior to the commencement of construction, submit to Landlord, for Landlord's review and approval, which approval shall not be unreasonably withheld or delayed, all plans, specifications, and working drawings relating thereto, and Landlord shall approve the contractors, which approval shall not be unreasonably withheld or delayed, to perform such work. Tenant shall diligently prosecute said work to completion without delay or interruption, except for events beyond the reasonable control of Tenant, and so as to not to obstruct the business of Landlord or other tenants in the Project or interfere with the labor force working in the Project, with adequate provisions for the safety and convenience of tenants of the Project and to control dust, noise, and other effects of such work using methods commonly utilized to control such effects associated with construction centers.

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11.2    Uninsured Casualty.

In the event that the Premises are partially or totally destroyed as a result of any casualty or peril not covered by Landlord's insurance, Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty; and Landlord may, within a period of one hundred eighty (180) days after the occurrence of such destruction (a) commence reconstruction and restoration of the Premises and prosecute the same diligently to completion, in which event this Lease shall continue in full force and effect; or (b) notify Tenant in writing that it elects not to so reconstruct or restore the Premises, in which event this Lease shall cease and terminate as of the date of service of such notice, unless Tenant is unable to continue the operation of its business after the occurrence of such destruction, in which event this Lease shall cease and terminate as of the date of such destruction. In the event of any reconstruction of the Premises by Landlord following destruction as a result of any casualty or peril not covered by Landlord's insurance, such reconstruction shall be only to the extent necessary to restore the Landlord's Work in the Premises. Tenant shall be obligated for the restoration of all of the items specified as Tenant's Work in the event of such reconstruction, as well as Tenant's other leasehold improvements, trade fixtures and other personal property on the Premises, and Tenant shall, prior to the commencement of construction, submit to Landlord, for Landlord's review and approval, which approval shall not be unreasonably withheld or delayed, all plans, specifications, and working drawings relating thereto, and Landlord shall approve the contractors, which approval shall not be unreasonably withheld or delayed, to perform such work. Tenant shall diligently prosecute said work to completion without delay or interruption, except for events beyond the reasonable control of Tenant, and so as not to obstruct the business of Landlord or other tenants in the Project or interfere with the labor force working in the Project, with adequate provisions for the safety and convenience of tenants of the Project and to control dust, noise, and other effects of such work using methods commonly utilized to control such effects associated with construction centers.

11.3    Damage to the Project.

Notwithstanding anything to the contrary herein contained, in the event of a total destruction of the Project or a partial destruction of the Project, the cost of restoration of which would exceed one-third (1/3) of the then replacement value of the Project, by any cause whatsoever, whether or not insured against and whether or not the Premises are partially or totally destroyed, Landlord may, within a period of one hundred eighty (180) days after the occurrence of such destruction, notify Tenant in writing that it elects not to so reconstruct or restore the Project, in which event this Lease shall cease and terminate as of the date of such destruction.

11.4    Damage Near End of Term.

Notwithstanding the foregoing, in the event that the Premises are partially or totally destroyed during the last two (2) years of the Lease Term, or the last two (2) years of any Extended Term, Landlord and Tenant each shall have the option to terminate this Lease by giving written notice to the other of the exercise of such option within thirty (30) days after such destruction, in which event this Lease shall cease and terminate as of the date of service of such notice. For the purposes of this Article, partial destruction shall be deemed to be a destruction to an extent of at least one-third (1/3) of the full replacement cost of the Premises as of the date of destruction.

11.5    Release of Liability.

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In the event of any termination of this Lease in accordance with this Article, the parties shall be released thereby without further obligation to the other party coincidental with the surrender of possession of the Premises to Landlord except for items which have theretofore accrued and are then unpaid or unperformed.

11.6    Abatement of Rent.

In the event of reconstruction and restoration as herein provided, and provided Tenant has maintained the business interruption or loss of income insurance required pursuant to Section 10.3, to the extent that the proceeds of such business interruption or loss of income insurance are paid to Landlord during the period of reconstruction and restoration, Base Rent payable hereunder shall be abated proportionately with the degree to which Tenant's use of the Premises is impaired during the remainder of the period of reconstruction and restoration, provided the amount of Base Rent abated pursuant to this Section 11.6 shall in no event exceed the amount of loss of rental insurance proceeds actually received by Landlord. Tenant shall continue the operation of its business on the Premises during any such period to the extent reasonably practicable from the standpoint of prudent business management, and the obligation of Tenant to pay all rent and other charges, except the entire Base Rent, shall remain in full force and effect. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises, Tenant's personal property or any inconvenience or annoyance occasioned by such destruction, reconstruction or restoration. Tenant hereby waives any statutory rights of termination which may arise by reason of any partial or total destruction of the Premises which Landlord is obligated to restore or may restore under any of the provisions of this Lease.

11.7    Waiver of Statutory Provisions

The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises or the Project, and any statute or regulation with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises or the Project.

11.8    Lender's Prior Rights to Insurance Proceeds

Tenant acknowledges that the rights of any lender holding a mortgage or deed of trust against the fee interest in the Premises or Landlord's interest in the Premises ("Secured Lender") to any insurance proceeds applicable to the Improvements shall be superior to the rights of Landlord and Tenant to such proceeds; provided, however, Landlord agrees to cause the Secured Lender to make such insurance proceeds available to Tenant for reconstruction as contemplated in this Lease if Tenant acknowledges and agrees in writing ("Tenant's Notice") to Landlord and the Secured Lender that Tenant waives any right it may have to terminate the Lease due to such fire or casualty and Tenant agrees the insurance proceeds will be used to reconstruct the Improvements. The disbursement of any insurance proceeds applicable to the Improvements shall be subject to the reasonable controls of the Secured Lender or Landlord, as applicable. If Tenant fails to acknowledge and agree that Tenant will not terminate the Lease due to the fire or casualty and the insurance proceeds will be used to reconstruct the Improvements at the election of Landlord, any insurance proceeds from the fire and extended coverage insurance policies maintained by Tenant (excluding proceeds for Tenant's merchandise, inventory, trade fixtures, signs and personal property) shall be assigned by Tenant to Landlord (or any party designated by Landlord) who shall use same to the extent received to reconstruct the Improvements.

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ARTICLE 12

NONWAIVER

No waiver of any provision of this Lease shall be implied by any failure of Landlord to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently. Any waiver by Landlord of any provision of this Lease may only be in writing. Additionally, no express waiver shall affect any provision other than the one specified in such waiver and then only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant's right of possession hereunder, or after the giving of any notice shall reinstate, continue, or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit, or judgment.

ARTICLE 13

CONDEMNATION

13.1    Permanent Taking

If the whole or substantially all of the Premises shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, if Landlord shall grant a deed or other instrument under a real threat of condemnation in lieu of such taking by eminent domain or condemnation, or if any portion of the Project shall be so taken so as to render the Project not reasonably suitable for continuation of business in Landlord's or Secured Lender's sole and absolute discretion, then Landlord shall have the option to terminate this Lease effective as of the date of such event. In the event that a portion of the floor area of the Premises shall be taken under the power of eminent domain and the portion not so taken will not be reasonably adequate for the operation of Tenant's business to be determined by Landlord in its reasonable business discretion, notwithstanding Landlord's performance of restoration as hereinafter provided, this Lease shall terminate as of the date possession of such portion is taken. Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's Improvements but only to the extent paid for by Tenant, personal property, loss of good will, trade fixtures, signs, and inventory belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses so long as such claim is payable separately to Tenant (all of the foregoing claims of Tenant are collectively referred to as "Tenant's Potential Claims"). Base Rent shall be apportioned as of the date of such taking. If any part of the Premises shall be taken, and this Lease shall not be so terminated, (1) the Base Rent shall be equitably reduced by an amount equal to the product of the (a) monthly Base Rent for that Lease Year and each Lease Year thereafter multiplied by (b) a fraction where the numerator is the square feet of floor area of the Premises that was taken as a result of the taking and the denominator is the square feet of floor area of the Premises prior to the taking; and (2) Tenant shall, to the extent of the condemnation award received by Landlord, restore such part of Tenant's Work as is not taken to as near its former condition as the circumstances will permit.

13.2    Temporary Taking

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Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred twenty (120) days or less, then this Lease shall not terminate but Base Rent and Additional Rent shall be abated for the period of such taking as provided in Section 13.1. If the temporary taking exceeds one hundred twenty (120) days, the taking shall be deemed a permanent taking and the rights of Landlord and Tenant shall be governed by Section 13.1 of the Lease. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1    Transfers

Tenant acknowledges that the economic concessions and rental rates set forth in this Lease were negotiated by Landlord and Tenant in consideration of, and would not have been granted by Landlord but for, the specific nature of the leasehold interest granted to Tenant hereunder, as such interest is limited and defined by various provisions throughout this Lease, including, but not limited to, the provisions of this Article 14 that define and limit the transferability of such leasehold interest. Tenant shall not, without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and its employees and customers (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). Should Tenant desires to effectuate a Transfer, Tenant shall first seek Landlord's consent to a Transfer by notifying Landlord in writing (the "Transfer Notice") and submitting a non-refundable review and processing fee of One Thousand Five Hundred Dollars ($1,500.00) (the "Review and Processing Fee"), which Transfer Notice shall include (i) the proposed effective date of the Transfer, which shall not be less than sixty (60) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "Subject Space"), (iii) all of the material terms of the proposed Transfer and the consideration therefor, the name, trade name, and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, and (iv) current financial statements of the proposed Transferee certified by an officer, partner, or owner thereof, and any other information reasonably required by Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space, and such other information as Landlord may reasonably require. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void, and of no effect, and shall, at Landlord's option, constitute an Event of Default by Tenant under this Lease.

14.2    Landlord's Consent

Landlord shall have twenty five (25) days to consent or refuse consent in writing following Landlord's receipt of the Transfer Notice. Should Landlord not notify Tenant in writing by the end of said twenty five (25) day period, Landlord shall be deemed to have refused consent to the proposed Transfer. If Landlord consents to any Transfer pursuant to the terms of this Section 14.2, Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six-month period, enter into such

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Transfer of the Premises or portion thereof, provided, that if any material changes in the terms and conditions from those specified in the Transfer Notice are requested, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 along with an additional fee of fifty percent (50%) of the Review and Processing Fee.

14.3    Effect of Transfer

If Landlord consents to a Transfer, (i) the terms and conditions of this Lease other than Sections 3 and 11 of the Summary shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, and (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord. Other than as to an assignment of the Lease consented to by Landlord pursuant to the terms herein, Tenant acknowledges and agrees that no other Transfer relating to this Lease or agreement entered into with respect thereto shall relieve Tenant or any guarantor of the Lease from liability under this Lease. In the event Tenant shall make a Transfer hereunder, then the Base Rent shall be increased effective as of the date of such Transfer to the highest of (a) the total rental payable by the Transferee pursuant to such Transfer; or (b) the Base Rent specified in Section 8 of the Summary. In no event shall the Base Rent, after the Transfer, be less than the Base Rent specified in Section 8 of the Summary. Notwithstanding anything contained herein to the contrary, an assignment of the Lease consented to by Landlord pursuant to the terms herein shall not relieve Tenant or any guarantor of the Lease from liability under the Lease for any Claims (as described in Section 10.1) herein incurred in connection with or arising from any cause, in, on, or about the Premises occurring on or prior to the date of the consented to assignment by Landlord and no matter when discovered by Landlord, except as may be limited by an applicable statute of limitations.

14.4    Additional Transfers

If Tenant is a partnership or limited liability company, any cumulative transfer of more than twenty percent (20%) of the partnership interests or membership interests shall require Landlord's consent as set forth in this Article 14. If Tenant is a corporation, any change in a controlling interest of the voting stock of the corporation shall require Landlord's consent as set forth in this Article 14.

14.5    Landlord's Right of First Refusal

If Tenant requests consent to a Transfer in accordance with this Article 14, Landlord shall have the right to purchase the leasehold interest of Tenant in this Lease and the Premises (the "Tenant's Interest"), to the exclusion of the prospective transferee, at the purchase price and terms offered by the prospective transferee. Such right shall be exercisable by Landlord by giving Tenant written notice of its election to purchase within the thirty (30) day period following Landlord's receipt of the Transfer Notice. Upon such election, the proposed Transferee shall have no right to purchase Tenant's interest, Landlord and Tenant shall execute an agreement setting forth the terms and conditions of the purchase, and the proposed Transfer shall be deemed to have been disapproved. No failure of Landlord to elect to exercise its rights hereunder shall be construed as consent to the proposed Transfer or a waiver of such rights with respect to any future proposed transfer.

14.6    No Release of Tenant

Other than as it solely relates to an assignment of the Lease consented to by Landlord pursuant to the terms herein, no sublease or other Transfer of some or all of the Premises or Tenant's rights under this

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Lease, whether consented to or not by Landlord, shall release Tenant or change Tenant's primary liability to pay the Rent and to perform all other obligations of Tenant under this Lease. Upon the occurrence of any default under this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting any remedies against any subtenant. Upon termination of this Lease, any permitted subtenant shall, at Landlord's option, attorn to Landlord and shall pay all Rent directly to Landlord.

ARTICLE 15

SURRENDER OF PREMISES; OWNERSHIP AND
REMOVAL OF TRADE FIXTURES

15.1    Surrender of Premises

No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.

15.2    Removal of Tenant Property by Tenant

Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, (i) quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Tenant, reasonable wear and tear excepted, and (ii) in the event that Tenant has signage rights on the Building under this Lease, remove any such signage and deliver such portion of the Building to Landlord in it/their original location. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, furnishings, signs, trade fixtures, and other personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may require to be removed, and Tenant shall repair at its own expense all damage to the Premises resulting from such removal.

15.3    Removal of Tenant's Property by Landlord

Whenever Landlord shall re-enter the Premises as provided in this Lease, any personal property of Tenant not removed by Tenant upon the expiration of the Lease Term, or within ten (10) days after a termination by reason of Tenant's Event of Default as provided in this Lease, shall be deemed abandoned by Tenant and may be disposed of by Landlord in accordance with Nevada law, or in accordance with any laws or judicial decisions which may supplement or supplant those provisions from time to time.

15.4    Landlord's Actions on Premises

Except to the extent arising from Landlord's gross negligence, willful misconduct or breach of this Lease, Tenant hereby waives and releases Landlord from all claims for damages or other liability in connection with Landlord's or its agents' or representatives' reentering and taking possession of the Premises

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or removing, retaining, storing, or selling the property of Tenant as herein provided, and Tenant hereby indemnifies and holds Landlord harmless from any such damages or other liability, and no such re-entry shall be considered or construed to be a forcible entry.

ARTICLE 16

HOLDING OVER

Tenant shall vacate the Premises upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify and hold Landlord harmless against all damages, claims, losses, penalties, charges, and expenses (including reasonable attorney's fees) incurred by Landlord resulting from any delay by Tenant in vacating the Premises. If Tenant does not vacate the Premises upon the expiration or earlier termination of this Lease, Tenant's occupancy of the Premises shall be a tenancy at sufferance, shall not constitute a renewal of the lease or an extension for any further term, subject to all of the terms of this Lease applicable to a tenancy at sufferance, except that the Base Rent then in effect shall be equal to one hundred fifty percent (150%) of the Base Rent in effect immediately prior to the expiration or earlier termination of this Lease. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over of the Premises by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord upon the expiration or earlier termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law.

ARTICLE 17

ESTOPPEL CERTIFICATES

Within ten (10) days following a request in writing by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit "D" attached hereto (or such other form as may be reasonably required by any prospective mortgagee or purchaser of the Project or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. Failure of Tenant to timely execute and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

ARTICLE 18

SUBORDINATION

This Lease shall be subject and subordinate to all present and future ground or underlying leases of either or both the fee interest and Landlord's leasehold interest in the Premises or the Project. The Lease shall also be subject and subordinate to the lien of any mortgage or trust deed concerning either or both the fee interest and Landlord's leasehold interest in the Premises or the Project, now or hereafter in force, if any, and to all renewals, extensions, modifications, consolidations, and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds (collectively, the "Mortgage"), unless the holders thereof require in writing that this Lease be superior thereto. Provided, this Lease shall not be subordinate to any future Mortgage until Tenant receives a Subordination and Non-Disturbance Agreement in the form acceptable to Landlord in its sole discretion so long as it does not change

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the intention of the parties and is approved by each party in its reasonable discretion. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof, to attorn, without any deductions or set-offs whatsoever, to the purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof if so requested to do so by such purchaser, and to recognize such purchaser as the lessor under this Lease; provided that such purchaser shall recognize this Lease and that Tenant's right to possession of the Premises under this Lease shall not be disturbed so long as Tenant faithfully performs all of the duties and obligations of Tenant hereunder. Tenant shall, within ten (10) days of request by Landlord, execute and deliver to Landlord such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm Tenant's agreement to attorn or the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases, or underlying leases; provided that Tenant receives non-disturbance agreements from each of said mortgagees or lessors. If Tenant does not respond within the ten (10) day period, Tenant hereby irrevocably authorizes Landlord to execute and deliver in the name of Tenant any such instrument or instruments, provided that such authorization shall in no way relieve Tenant from the obligation of executing such instruments of subordination or superiority. Tenant waives the provisions of any current or future statute, rule, or law that may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease with respect to any foreclosure proceeding or sale, provided, Tenant and the purchaser enter into a subordination, non-disturbance, and attornment agreement. Landlord shall not be obligated, under any circumstances, to subordinate its interest in this Lease, the Premises, or the Project to any leasehold mortgage or trust deed.

ARTICLE 19

DEFAULTS; REMEDIES

19.1    Events of Default by Tenant

The occurrence of any of the following shall constitute an event of default ("Event of Default") of this Lease by Tenant:

19.1.1    The abandonment by Tenant of the Premises for a period of thirty (30) or more days; or

19.1.2    Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due and such failure continues for five (5) days following the delivery to Tenant of written notice thereof; or

19.1.3    The hypothecation or assignment of this Lease or subletting of the Premises, or attempts at such actions, in violation of Article 14 hereof; or the recording of a document in violation of Section 29.6, without the necessity of a notice from Landlord; or

19.1.4    Any failure by Tenant to observe or perform any other provision, covenant, or condition of this Lease to be observed or performed by Tenant where such failure continues for ten (10) business days after written notice thereof from Landlord to Tenant; provided that (i) if the nature of such default is such that the same cannot reasonably be cured within a ten (10) business day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default and does cure said default no later than thirty (30) days after said written notice, and (ii) the cure period specified in this Section 19.1.4 shall not be applicable to Tenant's obligations under Sections 10.3 and 10.4 and Articles 17 and 18 of this Lease (i.e., Tenants failure to comply

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with any provision, covenant, or condition described in such Sections and/or Articles within the time periods specified therein shall constitute a default under this Section 19.1.4); or

19.1.5    To the extent permitted by law, a general assignment by Tenant or any guarantor of the Lease for the benefit of creditors, or the filing by or against Tenant or any guarantor of any proceeding under an insolvency or bankruptcy law, unless in the case of a proceeding filed against Tenant or any guarantor the same is dismissed within sixty (60) days, or the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any guarantor, unless possession is restored to Tenant or such guarantor within sixty (60) days, or any execution or other judicially authorized seizure of all or substantially all of Tenant's assets located upon the Premises or of Tenant's interest in this Lease, unless such seizure is discharged within sixty (60) days. The notices provided for in this Section 19.1 shall be in lieu of, and not in addition to, any notice required under Nevada law.

19.1.6    Maintaining, committing, or permitting on the Premises waste or a nuisance; use of the Premises for an unlawful purpose or in violation of the Permitted Use; abandonment or vacation of the Premises; attempting to effectuate a Transfer contrary to the provisions of Article 14; or Tenant's breach of a material or monetary provision of this Lease on any occasion during a twelve (12) month period in which Tenant has received three (3) or more notices of a breach of this Lease.

Any notice required by this Lease to be sent by Landlord to Tenant and any applicable period of time following delivery of said notice shall run concurrently with any statutory notice requirements. The time periods provided in this Section and throughout this Lease for Tenant to cure or to surrender the Premises shall be in lieu of, and not in addition to, any similar time periods prescribed by applicable state law as a condition precedent to the commencement of legal action against Tenant for possession of the Premises or other relief; provided, however, to the extent the foregoing is not permitted by applicable law, any notice under this Section shall run concurrently with, and not in addition to, any similar time periods prescribed by applicable law. Any notice given is in lieu of any written notice required by statute or law and Tenant waives (to the fullest extent permitted by law) the giving of any notice other than that provided for in this Lease.

19.2    Landlord's Remedies Upon Default by Tenant

Upon the occurrence of any Event of Default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1    Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy that it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(i)    The worth at the time of award of any unpaid rent that has accrued at the time of such termination; plus

(ii)    The worth at the time of award of the amount by which the unpaid rent that would have accrued after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

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(iii)    The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv)    Any other amount reasonably necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease, specifically including but not limited to, brokerage commissions and advertising expenses incurred, and expenses of cleaning and remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use; provided, however, that the cost for remodeling shall be limited to the then-unamortized portion of the Allowance; and

(v)    At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others, including but not limited to Rent and Additional Rent. As used in Paragraphs 19.2.1(i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Paragraph 19.2.1(iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2    Maintain Tenant's right to possession without terminating this Lease, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned, surrendered, or vacated the Premises. In such event, Landlord shall be entitled to reenter the Premises and occupy the whole or any part thereof for and on account of Tenant and to enforce all of Landlord's rights and remedies under this Lease, including the right to recover rent as it becomes due hereunder. Landlord's election to maintain Tenant's right to possession shall not prejudice Landlord's rights, at any time thereafter, to terminate Tenant's right to possession and proceed in accordance with Section 19.2.1 above. From and after the date Tenant shall have abandoned, surrendered, or vacated the Premises, Landlord shall have the right, but not the obligation, to remove therefrom all or any part of the merchandise or personal property located therein and to place the same in storage at a public warehouse at the expense and risk of Tenant. In the event of the termination of this Lease, Landlord shall have the right, but not the obligation, to take possession of all or any part of the merchandise or personal property located in the Premises at and after termination for the purpose of mitigating Landlord's damages and should Landlord exercise such right, it shall be deemed to have a lien on said personal property entitling Landlord to take possession of said property as provided for herein while Landlord establishes title thereto.

19.2.3     Pursue any other rights and/or remedies permitted by this Lease and/or applicable state law.

Should Landlord have reentered the Premises under the provisions of Section 19.2.2, Landlord shall not be deemed to have terminated this Lease or have accepted a surrender thereof by any such reentry, unless Landlord shall have notified Tenant in writing that it has so elected to terminate this Lease and Tenant's right to possession. Tenant further covenants that the service by Landlord of any notice pursuant to the unlawful detainer or eviction statutes of the State Nevada and the surrender of possession pursuant to such notice shall not (unless Landlord elects to the contrary at the time of, or at any time subsequent

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to, the serving of such notice and such election is evidenced by a written notice to Tenant) be deemed to be a termination of this Lease. In the event of any reentry or taking possession of the Premises as aforesaid, Landlord shall have the right, but not the obligation, to remove therefrom all or any part of the merchandise, Improvements, or personal property located therein and to place the same in storage at a public warehouse at the expense and risk of Tenant.

19.2.4    In the event of any Event of Default under Section 19.1.2, above, Landlord may change the locks to the Premises in accordance with applicable law, and Tenant shall not be permitted entry or provided with a new key until payment in full of said delinquent Rent.

19.3    Sublessees of Tenant

Whether or not Landlord elects to terminate this Lease on account of any Event of Default by Tenant as set forth in this Article 19, Landlord shall have the right after the occurrence of an Event of Default to terminate any and all subleases, licenses, concessions, or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions, or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions, or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder; however, such amount received shall be credited against Rent due under this Lease, to the different components of Rent as determined in Landlord's sole discretion.

19.4    Form of Payment After Default

Following the occurrence of an Event of Default by Tenant, Landlord shall have the right to require that any or all subsequent amounts paid by Tenant to Landlord hereunder, whether to cure the default in question or otherwise, be paid in the form of cash, money order, cashier's or certified check drawn on an institution acceptable to Landlord, or by other means approved by Landlord, notwithstanding any prior practice of accepting payments in any different form.

19.5    Waiver of Default

No waiver by Landlord of any violation or breach of any of the terms, provisions, and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach of the same or any other of the terms, provisions, and covenants herein contained. Forbearance by Landlord in enforcement of one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default.

19.6    Efforts to Relet

For the purposes of this Article 19, Tenant's right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord's interests hereunder. The foregoing enumeration is not exhaustive but merely illustrative of acts that may be performed by Landlord without terminating Tenant's right to possession.

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19.7    Landlord Default

Landlord shall not be in default hereunder unless Landlord fails to perform the obligations required of Landlord within thirty (30) business days after notice by Tenant to Landlord and to the holder of any mortgage or deed of trust covering the Premises (the "Mortgagee") and to the County, whose names and addresses shall have theretofore been furnished to Tenant, specifying the default in reasonable detail; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) business day period, Landlord shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default in a commercially reasonable fashion. If Landlord fails to cure such default within the applicable cure period, Tenant shall give written notice of such failure to Mortgagee and to the County, specifying wherein Landlord has failed to perform such obligation with an additional period of time equal to that provided to Landlord for either of them to cure. If either Mortgagee or County performs on behalf of Landlord, such default shall be deemed cured. Subject to Section 10.1, in no event shall Landlord be liable under any circumstances for any consequential damages incurred by Tenant including, without limitation, any injury to, or interference with, Tenant's business, (including any loss of profits) arising in connection with this Lease, except to the extent arising from Landlord's gross negligence, willful misconduct or breach of this Lease.

        It is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, in the event Tenant makes any claim or asserts any cause of action against Landlord or its Affiliates (as defined below) as a result of Landlord's or its Affiliates default, which cannot be brought unless Mortgagee and County fail to cure the alleged Landlord default: (a) Tenant's sole and exclusive remedy shall be against Landlord's share of the current rents (as established in the Master lease), issues, profits, and other income Landlord receives from its operation of the Project, net of all current operating expenses, liabilities, reserves, and debt service associated with said operation ("Net Income" for purposes of this Section 19.7 only), (b) no real, personal, or mixed property of Landlord or its Affiliates, wherever located, shall be subject to levy for any judgment obtained by Tenant against Landlord, (c) if such Net Income is insufficient to satisfy any judgment, Tenant will not institute any further action, suit, claim, or demand, in law or in equity, against Landlord or its Affiliates for or on the account of such deficiency, and (d) Landlord's default shall not constitute consent by Landlord for Tenant to perform or observe such terms, covenants, or conditions at Landlord's expense; and neither Landlord, nor any of its Affiliates shall have any additional personal liability therefore. The limitations set forth in this Section 19.7 shall be applicable to, and enforceable by, Landlord and/or its Affiliates. Tenant, on behalf of itself and all persons claiming by, through, or under Tenant, hereby expressly waives and releases Landlord and its Affiliates (as defined below) from any and all such additional personal liability.

Landlord and its affiliates, agents, contractors, employees, assignors, predecessors, successors, or Transferees (collectively "Affiliates") shall not be liable for injury to Tenant's business or loss of income therefrom or for damage that may be sustained by the person, merchandise, or personal property of Tenant, its employees, invitees, customers, agents, or contractors or any other person in or about the Premises, caused by or resulting from fire, steam, electricity, gas, water or rain, which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction, failure, or other defects of the utility installations, air conditioning system, or other common systems and components of the Premises or Project, or as a result of the exercise by Landlord of its rights under this Lease, except to the extent that such damage or loss is caused by Landlord's and/or its Affiliates' gross negligence, willful misconduct or breach of this Lease. Landlord makes no representations or warranties whatsoever with respect to any air conditioning system or other common systems or utility installations existing as of the date hereof or in the future. Landlord and its Affiliates shall not be liable in damages or otherwise for any discontinuance, failure, or interruption of service to the Premises of utilities, the air conditioning system, or any other systems and

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services and Tenant shall have no right to terminate this Lease or withhold rent because of the same. Landlord and its Affiliates shall not be liable for any damages arising from any use, act, or failure to act of any other tenant or occupant of the Project or any other third party associated with the Project.

ARTICLE 20

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved, and on keeping, observing, and performing all the other terms, covenants, conditions, provisions, and agreements herein contained on the part of Tenant to be kept, observed, and performed, shall, during the Lease Term, peaceably and quietly have, hold, and enjoy the Premises subject to the terms, covenants, conditions, provisions, and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 21

SECURITY DEPOSIT

On or before the date of this Lease, Tenant shall pay Landlord the Security Deposit as set forth in Section 12 of the Summary (the "Security Deposit") as security for the faithful performance by Tenant of all of its obligations under this Lease. Landlord shall be entitled to any interest that may be earned on the Security Deposit. Landlord shall not be required to hold the Security Deposit and, if Landlord does hold the Security Deposit, Landlord shall not be required to hold the Security Deposit in a segregated account except as may be required by applicable law or any Mortgagee. If any sum payable by Tenant to Landlord pursuant to this Lease shall be overdue and unpaid or paid by Landlord on behalf of Tenant, or if Tenant shall fail to perform any of its obligations under this Lease, then Landlord may, at its option and without prejudice to any other remedy that Landlord may have on account thereof, appropriate and apply all or a portion of the Security Deposit to compensate Landlord for Rent, loss, or damage sustained by Landlord, and Tenant shall forthwith restore said Security Deposit to the original sum deposited or be deemed to be in material default under this Lease. Should Tenant comply with all of said obligations, promptly pay all Rent when due and all other sums payable by Tenant to Landlord, and return the Premises to Landlord pursuant to the provisions of this Lease, the Security Deposit shall be refunded to Tenant at the expiration or earlier termination of the Lease Term. If Tenant is in default including but not limited to being late in payment of Rent more than two (2) times in any twelve (12) month period, irrespective of whether or not such default is cured, without limiting Landlord's other rights and remedies provided for in this Lease or at law or in equity, the Security Deposit shall automatically be increased by an amount equal to the greater of: (i) three (3) times the Security Deposit; or (ii) three (3) months of the then current Base Rent, which shall be paid to Landlord immediately on demand. Tenant's failure to do so shall be a material default under the Lease.

ARTICLE 22

NOTICES

All notices, demands, statements, designations, approvals, or other communications (collectively, "Notices") given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, or delivered personally or sent by recognized overnight courier service (such as Federal Express) to Landlord or Tenant at the appropriate addresses set forth in Section 13 of the Summary, or to such other place as

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Landlord or Tenant may from time to time designate in a Notice to the other party. Any Notice will be deemed given (i) three (3) business days after the date that it is mailed as provided in this Article 22; (ii) upon the date personal delivery is made; or (iii) one (1) business day after the date that it is sent by recognized overnight courier service. If Tenant is notified of the identity and address of the holder of any deed of trust or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant's exercising any remedy available to Tenant.

Tenant is hereby notified that Secured Lender's address is:

Mutual of Omaha Bank
8337 W. Sunset Rd., #300
Las Vegas, NV 89113
Attention: Legal Department

ARTICLE 23

DEVELOPMENT OF THE PROJECT

Tenant acknowledges that the Project may be subdivided. Landlord reserves the right to further subdivide all or a portion of the buildings in the Project. Tenant agrees to execute and deliver, upon demand by Landlord and in the form reasonably requested by Landlord, any additional reasonable documents needed to conform this Lease to the circumstances resulting from a subdivision and any all maps in connection therewith. If portions of the Project or property adjacent to the Project (collectively, the "Other Improvements") are owned by an entity other than Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of any of the Other Improvements to provide (i) for reciprocal rights of access, use, and/or enjoyment of the Project and the Other Improvements, (ii) for the common management, operation, maintenance, improvement, and/or repair of all or any portion of the Project and all or any portion of the Other Improvements, (iii) for the allocation of a portion of the Operating Expenses to the Other Improvements and the allocation of a portion of the operating expenses and taxes for the Other Improvements to the Project, (iv) for the use or improvement of the Other Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project, and (v) for any other matter which Landlord deems necessary. Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord's right to sell and/or lease all or any portion of the Project or any other of Landlord's rights described in this Lease. Tenant acknowledges that portions of the Project and/or the Other Improvements may be under construction following Tenant's occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc. that are in excess of that present in a fully constructed project. Tenant shall consent to Landlord's granting of additional utility easements on the Premises for purposes of further developing the Project so long as such easement(s) do not materially interfere with Tenant's business or its use or enjoyment of the Premises. Tenant hereby waives any and all Rent offsets, claims of constructive eviction, or any other claims that may arise in connection with such construction provided, however, Landlord shall use Landlord's commercially reasonable efforts to minimize disruption to Tenant's business caused by any such construction activities. Notwithstanding any other provisions of this Lease, Landlord shall not do or cause anything to be done with respect to the Common Areas or the other portions of the Project to the extent that Landlord controls or has the right to control that portion of the Project or the Premises that shall materially interfere with Tenant's use, occupancy, or access to, or conduct or operation of its business on the Premises. Tenant does not rely on the fact, nor

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does Landlord represent, that there shall be any specific occupants or minimum occupancy level of space in the Project at any time.

ARTICLE 24

BROKERS

Except for any broker or agent listed in Section 14 of the Summary, Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent occurring by, through, or under the indemnifying party.

ARTICLE 25

LATE CHARGES

No grace period for the payment of any amount due under this Lease exists. Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which is extremely difficult to ascertain in advance. Such costs include, but are not limited to, processing and accounting charges, and late charges that may be imposed upon Landlord by the terms of any mortgage or deed of trust covering the Premises. Accordingly, if any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days after said amount is due, then Tenant shall immediately pay to Landlord a late charge equal to five percent (5%) of the overdue amount (the "Late Charge"). The parties hereby agree that such Late Charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of the late payment of Rent or other sums by Tenant. Landlord's acceptance of such Late Charge shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. The Late Charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. Tenant hereby agrees that if Tenant is subject to a Late Charge for two (2) consecutive months, Base Rent for the following twelve (12) months shall automatically be adjusted to be payable quarterly, in advance. In addition to the Late Charge, any Rent or other amounts owing hereunder that are not paid within five (5) days after the date that they are due shall bear interest from the date when due until paid at the "Lease Interest Rate" which shall mean a rate per annum equal to the lesser of (i) fifteen percent (15%) per annum, or (ii) the highest rate permitted by applicable law.

If Base Rent or Additional Rent is paid by check and the check is returned to Landlord for any reason whatsoever without payment, Tenant shall be assessed a late charge and interest on past due amount pursuant this Article 25 above, as well as a Fifty Dollar ($50.00) fee. If payment is returned for insufficient funds, Landlord has the right to demand that such payment be in the form of cash, money order, cashier's or certified check drawn on an institution acceptable to Landlord, or by other means approved by Landlord, notwithstanding any prior practice of accepting payments in any different form. If Tenant has two

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(2) or more insufficient funds' payments in a twelve (12) month period, Tenant shall, at Landlord's option, make all subsequent payments be in the form of a cashiers or certified check.

ARTICLE 26

LANDLORD'S RIGHT TO CURE DEFAULT;
PAYMENTS BY TENANT

26.1    Landlord's Cure

All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent. If Tenant shall fail to perform any of its obligations under this Lease within the applicable cure period, or if no cure period exists within a reasonable time after such performance is required by the terms of this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant's part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

26.2    Tenant's Reimbursement

Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, within fifteen (15) days after delivery by Landlord to Tenant of statements therefor: (i) sums equal to out-of-pocket expenditures reasonably made and obligations reasonably incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages, and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all reasonable expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law following any Event of Default by Tenant for which any applicable notice and cure period has expired, including, without limitation, all reasonable legal fees and other amounts so expended. Tenant's obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

ARTICLE 27

ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times and upon no less than twenty-four (24) hours prior notice to Tenant (except in the case of an emergency) for Landlord and/or its authorized representatives to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees, tenants, or to the ground or underlying lessors; (iii) post notices of non-responsibility; (iv) perform, after the delivery to Tenant of written notice thereof and Tenant's failure to perform said covenant within the applicable cure period or if none within a reasonable period of time, any covenants of Tenant that Tenant fails to perform; (v) perform its duties under this Lease, if any, and to perform any work therein that (a) may be necessary to comply with applicable law or the Restriction Documents, (b) Landlord may deem necessary to prevent waste or deterioration of the Premises or the Project, (c) Landlord may deem necessary in connection with the expansion, reduction, remodeling, or renovation of any portion of the Project, with Landlord endeavoring to reasonably minimize the effect upon Tenant occupancy, access to, or conduct or operation of its business on the Premises, and/or (d) that may be necessary in connection with the installation, maintenance, and/or modification of any utility lines or related apparatus located within the Premises.

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Landlord may make any such entries without the abatement of Rent and may take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by such entry by Landlord. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.

ARTICLE 28

PARKING

Tenant and its employees, except as designated by Landlord as described below , and Tenant’s agents, customers, vendors, and guests, shall park only in, and shall have the nonexclusive use of, those parking areas depicted on Exhibit “A-4” ("Non-Exclusive Parking Area"). Landlord reserves the right to change the size, configuration, design, location, layout, and all aspects of the parking areas at any time and Tenant acknowledges and agrees that Landlord may do so, without incurring any liability to Tenant and without any abatement of Rent under this Lease.

Tenant and its employees shall also be permitted to park Tenant’s delivery trucks, but not any other automobiles or vehicles, in the parking areas as depicted on Exhibit “A-5”, which may from time to time be designated by Landlord ("Exclusive Parking Area"). Landlord at all times shall have the right to designate the Non-Exclusive Parking Area and Exclusive Parking Area to be used or not used by any or all of such employees and any such designation may be changed by Landlord from time to time in Landlord's sole and absolute discretion. Tenant and its employees agree that there is no off-site parking whatsoever associated with the Project and that they shall park all vehicles only in those portions of the Non-Exclusive Parking Area and their delivery trucks only in those portions of the Exclusive Parking Area, if any, designated for that purpose by Landlord. Tenant shall furnish Landlord with its and its employees' license numbers within five (5) days after requested by Landlord, and Tenant shall thereafter notify Landlord of any change within five (5) days after such change occurs. If Tenant, its employees, or any party affiliated with Tenant’s business operations fail to park their vehicles in the designated parking areas, Landlord may charge Tenant as follows: One Hundred Dollars ($100) for the first (1st) Violation (as defined below); (ii) Two Hundred Fifty Dollars ($250) for the second (2nd) Violation; (iii) Five Hundred Dollars ($500) for the third (3rd) Violation; and (iv) Landlord may elect to terminate the Lease on the fourth (4th) or any subsequent Violation. All amounts due under the provisions of this paragraph shall be payable by Tenant within ten (10) days after demand thereof. For purposes of this Article 28, a "Violation" shall mean the parking of a vehicle by Tenant, its agents, employees, customers, vendors, or invited guests in the Exclusive Parking Area, without designation from Landlord, or parking on any of the streets surrounding the Project, for any amount of time whatsoever. In the event a vehicle remains in the Exclusive Parking Area, without designation from Landlord, for a period of twenty-four (24) hours or longer, Landlord may issue another Violation and Landlord may continue to issue subsequent Violations for each additional twenty-four hour period in which such vehicle remains in the Exclusive Parking Area. In addition to any Violation charge, if any, Tenant hereby authorizes Landlord to tow away from the Project any vehicle or vehicles belonging to Tenant, Tenant's employees or any party affiliated with Tenant’s business operations which are parked in violation of the foregoing or the rules and regulations issued by Landlord from time to time and/or to attach violation stickers or notices to such vehicles.

Nothing contained herein shall be deemed to create any liability upon Landlord for any damage to motor vehicles of customers or employees or for loss of property from within such motor vehicles.

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ARTICLE 29

MISCELLANEOUS PROVISIONS

29.1    Terms

The necessary grammatical changes required to make the provisions hereof apply either to corporations, limited liability companies, partnerships, other entities, or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed.

29.2    Binding Effect

Subject to all other provisions of this Lease, each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.3    No Air Rights

No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance, or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease.

29.4    Short Form of Lease

Should Landlord, any prospective mortgagee of Landlord, or a ground lessor require execution of a short form of Lease for recording, containing, among other customary provisions, the names of the parties and/or a description of the Premises and the Lease Term, Tenant agrees to execute and deliver such short form of Lease to Landlord within ten (10) days following the request therefor.

29.5    Transfer of Landlord's Interest

Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease arising after the date of the transfer and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder arising after the date of transfer. Tenant further acknowledges that Landlord may assign its interest in this Lease to the holder of any mortgage or deed of trust as additional security, but agrees that such an assignment shall not release Landlord from its obligations hereunder and Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

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29.6    Prohibition Against Recording

Except as provided in Section 29.4 of this Lease, neither this Lease, nor any memorandum, affidavit, or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under, or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord's election.

29.7    Landlord's Title

Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall, or may encumber the title of Landlord.

29.8    Captions

The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect, or alter the meaning of such Articles and Sections.

29.9    Relationship of Parties

Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer, or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

29.10    Application of Payments

Except as provided in the Work Letter Agreement, Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, notwithstanding any designation made by Tenant, to satisfy any obligations of Tenant hereunder in such order and amounts as Landlord, in its reasonable discretion, may elect.

29.11    Time of Essence

Time is of the essence of this Lease and each of its provisions.

29.12    Partial Invalidity

If any term, provision, or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision, or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision, and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

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29.13    No Warranty

In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord that is not set forth herein or in one or more of the exhibits attached hereto.

29.14    Financial Statements

In order to induce Landlord to enter into this Lease, Tenant agrees that it shall promptly furnish Landlord, from time to time but not more frequently than semi-annually, upon Landlord's written request, with current financial statements reflecting Tenant's financial condition. The year's end financial statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. The financial statements shall consist of (i) an operating statement and (ii) a statement of cash flow.

29.15    Entire Agreement

It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements, and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease, the exhibits, and schedules attached hereto, the Work Letter Agreement, and any side letter or separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith, contain all of the terms, covenants, conditions, warranties, and agreements of the parties relating in any manner to the rental, use, and occupancy of the Premises and shall be considered to be the only agreements between the parties hereto and their representatives and agents. None of the terms, covenants, conditions, or provisions of this Lease can be modified, deleted, or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Lease.

29.16    Right to Lease

Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Project.

29.17    Force Majeure

Any prevention, delay, or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, "Force Majeure"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay, or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused

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by a Force Majeure. Prior to an event of Force Majeure extending any time period for performance, the Tenant or Landlord, as the case may be, shall provide written notification ("Force Majeure Notice") to the other party of the event claimed to be an event of Force Majeure and give the other party, if possible, a two (2) day period to cause the cure of such event if such event is susceptible to being cured by the other party. If the event is not cured within the two (2) day period and continues past the second day, an event of Force Majeure shall commence from the day occurring on the third (3rd) day after the other party's receipt of the Force Majeure Notice. If an event of Force Majeure is not susceptible of cure, an event of Force Majeure shall be deemed to have occurred from the date that the other party has received the Force Majeure Notice. The term Force Majeure shall not include any delay caused by the appropriate municipality in issuing a building permit for any of Tenant's Work (as defined in Exhibit "E" attached hereto) unless the failure to issue the building permit is due to a moratorium or other similar circumstances.

29.18    Waiver of Redemption by Tenant

Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.

29.19    Joint and Several

If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

29.20    Authority

If Tenant is a corporation, limited liability company, or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in Nevada and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.

29.21    Attorneys' Fees; Waiver of Jury Trial

Each party hereby waives any right to a trial by jury in any action for specific performance of this Lease, for damages for the breach hereof, or otherwise for enforcement of any remedy hereunder. In the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such reasonable costs and reasonable attorneys' fees as may have been incurred. Further, if for any reason Landlord or Tenant consults legal counsel or otherwise incurs any reasonable costs or expenses as a result of its rightful attempt to enforce the provisions of this Lease following an Event of Default by Tenant or default by Landlord (after expiration of any applicable notice and cure period), even though no litigation is commenced, or if commenced is not pursued to final judgment, Tenant or Landlord, as the case may be, shall be obligated to pay to the other party, in addition to all other amounts for which the other party is obligated hereunder, all of Landlord's or Tenant's reasonable costs and expenses incurred in connection with any such acts, including reasonable attorneys' fees.

29.22    Governing Law and Venue

This Lease shall be construed and enforced in accordance with the laws of the State of Nevada, and the venue for any litigation concerning this Lease shall be in Clark County, Nevada.

Air Cargo Lease A-Mark 2014    - 43 -

AIR CARGO CENTER LEASE

29.23    Submission of Lease

Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.24    Intentionally Omitted

29.25    Independent Covenants

This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent, and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord; provided, however, except as provided herein, that the foregoing shall in no way impair Tenant's right to assert mandatory counterclaims in any action or proceeding or the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Project or any portion thereof, whose address has theretofore been given to Tenant, and an opportunity is granted to Landlord and such holder to correct such violations as provided in Section 19.7.

29.26    Project Name and Signage

Landlord shall have the right at any time to change the name of the Project (or portions thereof) and to install, affix, and maintain any and all signs on the exterior and on the interior of the Project as Landlord may, in Landlord's discretion, desire (subject to Tenant's signage rights as described above).

29.27    Confidentiality

Tenant and Landlord acknowledge that the content of this Lease and any related documents are confidential information. Tenant and Landlord shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than a lender or potential purchaser of the Premises or either party's financial, legal, insurance and space planning consultants or broker.

29.28    Intentionally Omitted

29.29    Interpretation

Landlord and Tenant, and their respective counsel if they so choose, have reviewed and revised this Agreement and the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of this Agreement.

29.30    Rules

Tenant is deemed to have received and hereby agrees to abide by any rules implemented and imposed for the Premises and Project (the "Rules"), and Landlord reserves the right at any time to implement and impose Rules as in Landlord's reasonable judgment may from time to time be necessary for the management, safety, care, and cleanliness of the Premises and Project, and for the preservation of good

Air Cargo Lease A-Mark 2014    - 44 -

AIR CARGO CENTER LEASE

order therein, as well as for the convenience of other occupants and tenants therein, which will not interfere with Tenant's operations or use or occupancy of or access to the Premises or the Common Areas.

29.31    Security Officers

Tenant acknowledges that if Landlord provides security officers for the Common Areas, Landlord does not represent, guarantee, or assume responsibility (1) that Tenant will be secure from any claims relating to such security officers; or (2) for the security of Tenant, its agents, employees, invitees, or contractors or Tenant's property or the property of Tenant's agents, employees, invitees, or contractors. Tenant agrees to take whatever measures it deems prudent to provide any safeguards. Landlord shall have no obligation to hire, maintain, or provide such services, which may be withdrawn or changed at any time with or without notice to Tenant or any other person and without liability to Landlord.

29.32     Real Estate Investment Trust

Should a real estate investment trust become Landlord hereunder, all provisions of this Lease shall remain in full force and effect except as modified by this Section 29.32. If Landlord in good faith determines that its status as a real estate investment trust under the provisions of the Internal Revenue Code of 1986, as heretofore or hereafter amended, will be jeopardized because of any provision of this Lease, Landlord may request reasonable amendments to this Lease, and Tenant will not unreasonably withhold, delay, or defer its consent thereto, provided that such amendments do not (a) increase the monetary obligations of Tenant (or otherwise materially change Tenant's obligations) pursuant to this Lease, or (b) in any other manner substantially and adversely affect Tenant's interest in the Premises.

29.33     Landlord Consent

Wherever in this Lease Landlord's consent, approval, or permission (collectively referred to in this Section 29.33 as "Consent") is required, Landlord shall not be deemed to have withheld Consent unreasonably where Landlord's right to give Consent is conditioned upon Landlord obtaining the consent of any other person, tenant, entity, agency, or governmental authority and such other person, tenant, entity, agency, or Governmental Authority does withhold its consent. If Landlord fails to give any Consent that a court later holds Landlord was required to give under the terms of this Lease, Tenant shall be entitled solely to specific performance but in no event shall Landlord be responsible for monetary damages (including incidental and consequential damages) for such failure to give Consent unless such Consent is withheld maliciously or in bad faith.

29.34    Time

In computing any period of time prescribed or allowed by this Lease, unless otherwise expressly provided herein, the day of the act, event, or default from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included, unless it is a Saturday, Sunday, or a non-judicial day, in which event the period runs until the end of the next day which is not one of the aforementioned days. When the period of time prescribed or allowed is less than six (6) days, intermediate Saturdays, Sundays, and non-judicial days shall be excluded in the computation.

Air Cargo Lease A-Mark 2014    - 45 -

AIR CARGO CENTER LEASE

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

"TENANT":            A-M GLOBAL LOGISTICS, LLC,
a Delaware limited liability company

By:     /s/ Brian Aquilino

Print Name:     Brian Aquilino

Print Title:     Vice President of Operations

"LANDLORD":        MCP CARGO, LLC,
a Nevada limited liability company

By:     /s/ Greg Wells

Print Name:     Greg Wells

Print Title:     Manager

Air Cargo Lease A-Mark 2014    - 46 -

AIR CARGO CENTER LEASE

EXHIBIT "A-1"

SITE PLAN

Tenant acknowledges that Landlord may unilaterally change the shape, size, location, number, and extent of the improvements to any portion of the Project without Tenant's consent.

Airport Sublease A-Mark 2014    A-1-1

AIR CARGO CENTER LEASE

9 | 26 | 2013

LIMIT OF PLANE PARKING
AIRPORT TAXIWAY
CHAIN LINK FENCE (AIRPORT STANDARD)
PROPERTY LINE
17 EQUAL BAYS @ 52'-0" = 884'-0"
11 EQUAL BAYS @ 52'-0" = 572'-0"
15'-0" SERVICE ROAD
LEASED
GSE STORAGE
ACC-2
TOTAL BLDG
121,992 SF
ACC-1
TOTAL BLDG
79,436 SF
OPEN SPACE
F.D.C.
TRANS.
MSB
FUTURE GENERATOR
24 LOADING DOCKS/
2 TRUCK PARKING
3 LOADING DOCKS
2 LOADING DOCKS
5 LOADING DOCKS
ADA PATH
1.35% GRADE
TRUCK MANUEVERING AREA
METAL SCREEN GATE
8'-0" HIGH CMU TRASH ENCLOSURE
TRUCK PARKING
17 SPACES
TRUCK PARKING
15 SPACES
TRUCK PARKING
11 SPACES
45 CARS
65 CARS
95 CARS
50'-0" DRIVEWAY (TYP.)
5'-0" CONC. WALK (TYP.)
MONUMENT SIGN
SURREY STREET
EXISTING SERVICE RAOD
TEMPORARY ROAD

SYMBOL LEGEND	
======	DEMISING WALLS - 6" (20 GA.) STUDS, 5/8" TYPE "X" DRYWALL ON BOTH SIDES FROM FLOOR TO DECK
	24" BOX MONDALE PINES
	PORTLAND CEMENT CONCRETE
LD	LOADING DOCK
AG	AT GRADE ROLL-UP DOOR
SF	STORE FRONT

SITE INFORMATION		
GROSS LOT:	834,056 SF	
GROSS BUILDING AREA:	201,428 SF	
COVERAGE:	24%	
BUILDING HEIGHT:	30'-0"	
STORIES:	ONE	
PARKING, 1ST 125,000 SF:	125 CARS	(1: 1,000 SF 1ST 125,000 SF)
PARKING, OVER 125,000 SF:	38 CARS	(1: 2,000 REMAINDER)
TOTAL PARKING REQUIRED:	163 CARS, 6 HANDICAP	
TOTAL PARKING PROVIDED:	224 CARS, 6 HANDICAP	
	45 TRUCK STALLS	
	44 LOADING DOCKS	

1 SITE PLAN / TENANT LAYOUT

072039-A-L-SITE-1440.dwg

1" = 120'-0"

TENANT PROPOSED SQUARE FOOTAGE

SUITE	COMPANY	SF	KEY	COMPANY	SF
2-101	UPS	10,764 SF	2-112	ATS	3,588 SF
2-102	AMG	7,176 SF	2-114	ALLEGIANT	13,980 SF
2-103	SPEC. SUITE	3,588 SF	2-117	WORLDWIDE	21,528 SF
2-105	VACANT	13,979 SF	2-120	VACANT	5,981 SF
2-108	ALLIANCE	7,176 SF	2-121	SWA	15,548 SF
2-109	US AIR	7,176 SF		MEP SUPPORT (372X2)	744 SF
2-110	US AIR	7,176 SF	1-101(ACC-2)	FED EX	79,436 SF
2-111	VACANT	3,588 SF		TOTAL:	201,428 SF

MARNELL AIR CARGO CENTER

MARNELL AIRPORT CENTER | AIR CARGO CENTER

MARNELL ARCHITECTURE
ARCHITECTURE · PLANNING · DESIGN
222 VIA MARNELL WAY, LAS VEGAS, NEVADA 89119 · 702-739-2000 · WWW.MARNELLCOMPANIES.COM

Airport Sublease A-Mark 2014    A-1-2

AIR CARGO CENTER LEASE

EXHIBIT "A-2"

DEPICTION OF PREMISES

Airport Sublease A-Mark 2014    A-2-1

AIR CARGO CENTER LEASE

9 | 26 | 2013

LIMIT OF PLANE PARKING
AIRPORT TAXIWAY
CHAIN LINK FENCE (AIRPORT STANDARD)
PROPERTY LINE
17 EQUAL BAYS @ 52'-0" = 884'-0"
11 EQUAL BAYS @ 52'-0" = 572'-0"
15'-0" SERVICE ROAD
LEASED
GSE STORAGE
ACC-2
TOTAL BLDG
121,992 SF
UPS
AMG
VACANT
ALLIANCE
US AIR
VACANT
ATS
ALLEGIANT
WORLDWIDE
WFS EXP.
VACANT
SOUTHWEST
ACC-1
TOTAL BLDG
79,436 SF
FED-EX
OPEN SPACE
F.D.C.
TRANS.
MSB
FUTURE GENERATOR
24 LOADING DOCKS/ 2 TRUCK PARKING
3 LOADING DOCKS
2 LOADING DOCKS
5 LOADING DOCKS
SUBJECT PREMISES
TRUCK MANUEVERING AREA
ADA PATH
1.35% GRADE
METAL SCREEN GATE
8'-0" HIGH CMU TRASH ENCLOSURE
TRUCK PARKING 17 SPACES
TRUCK PARKING 15 SPACES
TRUCK PARKING 11 SPACES
45 CARS
65 CARS
96 CARS
50'-0" DRIVEWAY (TYP.)
5'-0" CONC. WALK (TYP.)
MONUMENT SIGN
SURREY STREET
EXISTING SERVICE RAOD
TEMPORARY ROAD

SYMBOL LEGEND

- ====== DEMISING WALLS - 6" (20 GA.) STUDS, 5/8" TYPE "X" DRYWALL ON BOTH SIDES FROM FLOOR TO DECK
- 24" BOX MONDALE PINES
- PORTLAND CEMENT CONCRETE
- LD — LOADING DOCK
- AG — AT GRADE ROLL-UP DOOR
- SF — STORE FRONT

SITE INFORMATION

GROSS LOT:	834,056 SF	
GROSS BUILDING AREA:	201,428 SF	
COVERAGE:	24%	
BUILDING HEIGHT:	30'-0"	
STORIES:	ONE	
PARKING, 1ST 125,000 SF:	125 CARS	(1: 1,000 SF 1ST 125,000 SF)
PARKING, OVER 125,000 SF:	38 CARS	(1: 2,000 REMAINDER)
TOTAL PARKING REQUIRED:	163 CARS, 6 HANDICAP	
TOTAL PARKING PROVIDED:	224 CARS, 6 HANDICAP	
	45 TRUCK STALLS	
	44 LOADING DOCKS	

1 SITE PLAN / TENANT LAYOUT

072039-A-L-SITE-1440.dwg 1" = 120'-0"

TENANT PROPOSED SQUARE FOOTAGE

SUITE	COMPANY	SF	KEY	COMPANY	SF
2-101	UPS	10,764 SF	2-112	ATS	3,588 SF
2-102	AMG	7,176 SF	2-114	ALLEGIANT	13,980 SF
2-103	SPEC. SUITE	3,588 SF	2-117	WORLDWIDE	21,528 SF
2-105	VACANT	13,979 SF	2-120	VACANT	5,981 SF
2-108	ALLIANCE	7,176 SF	2-121	SWA	15,548 SF
2-109	US AIR	7,176 SF		MEP SUPPORT (372X2)	744 SF
2-110	US AIR	7,176 SF	1-101(ACC-2)	FED EX	79,436 SF
2-111	VACANT	3,588 SF		TOTAL:	201,428 SF

MARNELL AIR CARGO CENTER

MARNELL AIRPORT CENTER | AIR CARGO CENTER

MARNELL ARCHITECTURE
ARCHITECTURE · PLANNING · DESIGN
222 VIA MARNELL WAY, LAS VEGAS, NEVADA 89119 · 702-739-2000 · WWW.MARNELLCOMPANIES.COM

Airport Sublease A-Mark 2014    A-2-2

AIR CARGO CENTER LEASE

Airport Sublease A-Mark 2014    A-2-3

AIR CARGO CENTER LEASE

EXHIBIT "A-3"

LEGAL DESCRIPTION OF PROJECT

LEGAL DESCRIPTION OF AIR CARGO CENTER

EXPLANATION
THIS LEGAL DESCRIBES A PARCEL OF LAND KNOWN AS AIR CARGO, BEING A PORTION OF LOT 1 OF THAT CERTAIN FINAL MAP TITLED “AIRPORT EAST LOT” RECORDED IN BOOK 113, PAGE 71 OF PLATS, GENERALLY LOCATED NORTH OF PATRICK LANE AND WEST OF EASTERN AVENUE.

LEGAL DESCRIPTION
A PORTION OF LOT 1 AS SHOWN ON THAT CERTAIN FINAL MAP ENTITLED “AIRPORT EAST LOT” RECORDED IN BOOK 113, PAGE 71 OF PLATS, LYING WITHIN THE NORTHEAST QUARTER (NE 1/4) OF SECTION 35, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHEAST QUARTER (NE 1/4) OF SAID SECTION 35, THENCE ALONG THE SOUTH LINE THEREOF , NORTH 89°31’01” WEST, 807.41 FEET TO THE POINT OF BEGINNING; THENCE DEPARTING SAID SOUTH LINE , NORTH 00°18’39” WEST, 1650.37 FEET; THENCE NORTH 89°23’48 EAST, 431.42 FEET TO THE BEGINNING OF A NON-TANGENT CURVE CONCAVE SOUTHWESTERLY HAVING A RADIUS OF 420.00 FEET, FROM WHICH THE BEGINNING THE RADIUS BEARS SOUTH 58°27’41” WEST; THENCE SOUTHERLY ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 30°56’10”, AN ARC LENGTH OF 226.77 FEET; THENCE SOUTH 00°36’09” EAST, 1343.27 FEET TO THE BEGINNING OF A CURVE CONCAVE NORTHWESTERLY HAVING A RADIUS OF 50.00 FEET; THENCE SOUTHERLY, ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 28°56’04”, AN ARC LENGTH OF 25.25 FEET, TO THE BEGINNING OF A REVERSE CURVE CONCAVE EASTERLY, HAVING A RADIUS OF 70.00 FEET, THROUGH WHICH A RADIAL LINE BEARS SOUTH 61°40’04” EAST, THENCE SOUTHERLY ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 66°23’12”, AN ARC LENGTH OF 81.11 FEET RETURNING TO SAID SOUTH LINE; THENCE ALONG SAID SOUTH LINE, NORTH 89°31’01” WEST, 499.11 FEET TO THE POINT OF BEGINNING.

CONTAINING 18.71 ACRES, MORE OR LESS.

BASIS OF BEARING
SOUTH 00°41’30” EAST, BEING THE BEARING OF THE EAST LINE OF THE SOUTHEAST QUARTER (SE 1/4) OF THE NORTHEAST QUARTER (NE 1/4) OF SECTION 35, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, AS SHOWN IN BOOK 113, PAGE 71 OF PLATS, OFFICIAL RECORDS OF CLARK COUNTY, NEVADA.

(SEE EXHIBIT ‘B’ ATTACHED HERETO AND BY THIS REFERENCE MADE A PART HEREOF)

END OF DESCRIPTION.

Air Cargo Lease A-Mark 2014    A-3-1

AIR CARGO CENTER LEASE

EXHIBIT “A-4”

NON-EXCLUSIVE PARKING AREA

Air Cargo Lease A-Mark 2014    A-4-1

AIR CARGO CENTER LEASE

09 | 26 | 2011

LIMIT OF PLANE PARKING
AIRPORT TAXIWAY
CHAIN LINK FENCE (AIRPORT STANDARD)
17 EQUAL BAYS @ 52'-0" = 884'-0"
11 EQUAL BAYS @ 52'-0" = 572'-0"
15'-0" SERVICE ROAD
PROPERTY LINE
GSE STORAGE
LEASED
TEMPORARY ROAD
ACC-2 TOTAL BLDG 121,992 SF
ACC-1 TOTAL BLDG 79,436 SF
UPS SUITE 101
AMG SUITE 102
VACANT SUITE 105
US AIR SUITE 110
ATS
ALLEGIANT SUITE 114
WORLDWIDE SUITE 117
VACANT SUITE 119
SOUTHWEST SUITE 121
FED-EX SUITE 101
OPEN SPACE
F.D.C.
TRANS.
MSB
FUTURE GENERATOR
24 LOADING DOCKS/ 2 TRUCK PARKING
2 LOADING DOCKS
3 LOADING DOCKS
3 LOADING DOCKS
5 LOADING DOCKS
ADA PATH
1.35% GRADE
TRUCK MANUEVERING AREA
METAL SCREEN GATE
8'-0" HIGH CMU TRASH ENCLOSURE
TRUCK PARKING 17 SPACES
TRUCK PARKING 15 SPACES
TRUCK PARKING 11 SPACES
48 CARS
85 CARS
96 CARS
50'-0" DRIVEWAY (TYP.)
5'-0" CONC. WALK (TYP.)
MONUMENT SIGN
SURREY STREET
EXISTING SERVICE RAOD

SYMBOL LEGEND	
(dashed line)	DEMISING WALLS - 6" (20 GA.) STUDS, 5/8" TYPE "X" DRYWALL ON BOTH SIDES FROM FLOOR TO DECK
(symbol)	24" BOX MONDALE PINES
(symbol)	PORTLAND CEMENT CONCRETE
LD	LOADING DOCK
AG	AT GRADE ROLL-UP DOOR
SF	STORE FRONT

SITE INFORMATION		
GROSS LOT:	834,056 SF	
GROSS BUILDING AREA:	201,428 SF	
COVERAGE:	24%	
BUILDING HEIGHT:	30'-0"	
STORIES:	ONE	
PARKING, 1ST 125,000 SF:	125 CARS	(1: 1,000 SF 1ST 125,000 SF)
PARKING, OVER 125,000 SF:	38 CARS	(1: 2,000 REMAINDER)
TOTAL PARKING REQUIRED:	163 CARS, 6 HANDICAP	
TOTAL PARKING PROVIDED:	283 CARS, 6 HANDICAP	
	45 TRUCK STALLS	
	44 LOADING DOCKS	

1 SITE PLAN / TENANT LAYOUT

072039-A-L-SITE-1440.dwg

1" = 120'-0"

TENANT PROPOSED SQUARE FOOTAGE

SUITE	COMPANY	SF	KEY	COMPANY	SF
2-101	UPS	10,764 SF	2-114	ALLEGIANT	13,980 SF
2-102	AMG	7,176 SF	2-117	WORLDWIDE	14,608 SF
2-103	SPEC. SUITE	3,588 SF	2-119	VACANT	12,901 SF
2-105	VACANT	28,331 SF	2-121	SWA	15,548 SF
2-110	US AIR	7,176 SF	ACC-2	MEP SUPPORT (372X2)	744 SF
2-111	VACANT	3,588 SF	1-101	FED EX	79,436 SF
2-112	ATS	3,588 SF		TOTAL:	201,428 SF

MARNELL AIR CARGO CENTER

MARNELL AIRPORT CENTER | AIR CARGO CENTER

EXHIBIT 'A-5'
NON-EXCLUSIVE PARKING AREA

MARNELL ARCHITECTURE
ARCHITECTURE · PLANNING · DESIGN
222 VIA MARNELL WAY, LAS VEGAS, NEVADA 89119 · 702-739-2000 · WWW.MARNELLCOMPANIES.COM

Air Cargo Lease A-Mark 2014    A-4-2

AIR CARGO CENTER LEASE

EXHIBIT “A-5”

EXCLUSIVE PARKING AREA

Air Cargo Lease A-Mark 2014    A-5-1

AIR CARGO CENTER LEASE

9 | 26 | 2013

LIMIT OF PLANE PARKING
AIRPORT TAXIWAY
CHAIN LINK FENCE (AIRPORT STANDARD)
17 EQUAL BAYS @ 52'-0" = 884'-0"
11 EQUAL BAYS @ 52'-0" = 572'-0"
15'-0" SERVICE ROAD
GSE STORAGE
PROPERTY LINE
LEASED
TEMPORARY ROAD
ACC-2
TOTAL BLDG
121,992 SF
ACC-1
TOTAL BLDG
79,436 SF
UPS
AMG
SPEC. STE.
VACANT
ALLIANCE
US AIR
ATS
ALLEGIANT
WORLDWIDE
WFS EXP.
SOUTHWEST
FED-EX
OPEN SPACE
F.D.C.
TRANS.
MSB
FUTURE GENERATOR
24 LOADING DOCKS/ 2 TRUCK PARKING
3 LOADING DOCKS
2 LOADING DOCKS
5 LOADING DOCKS
Subject Area
TRUCK MANUEVERING AREA
METAL SCREEN GATE
8'-0" HIGH CMU TRASH ENCLOSURE
TRUCK PARKING 17 SPACES
TRUCK PARKING 15 SPACES
TRUCK PARKING 11 SPACES
48 CARS
85 CARS
96 CARS
ADA PATH
1.35% GRADE
50'-0" DRIVEWAY (TYP.)
5'-0" CONC. WALK (TYP.)
MONUMENT SIGN
SURREY STREET
EXISTING SERVICE RAOD

SYMBOL LEGEND

- DEMISING WALLS - 6" (20 GA.) STUDS, 5/8" TYPE "X" DRYWALL ON BOTH SIDES FROM FLOOR TO DECK
- 24" BOX MONDALE PINES
- PORTLAND CEMENT CONCRETE
- LD LOADING DOCK
- AG AT GRADE ROLL-UP DOOR
- SF STORE FRONT

SITE INFORMATION

GROSS LOT:	834,056 SF	
GROSS BUILDING AREA:	201,428 SF	
COVERAGE:	24%	
BUILDING HEIGHT:	30'-0"	
STORIES:	ONE	
PARKING, 1ST 125,000 SF:	125 CARS	(1: 1,000 SF 1ST 125,000 SF)
PARKING, OVER 125,000 SF:	38 CARS	(1: 2,000 REMAINDER)
TOTAL PARKING REQUIRED:	163 CARS, 6 HANDICAP	
TOTAL PARKING PROVIDED:	224 CARS, 6 HANDICAP	
	45 TRUCK STALLS	
	44 LOADING DOCKS	

1 SITE PLAN / TENANT LAYOUT

072039-A-L-SITE-1440.dwg

1" = 120'-0"

TENANT PROPOSED SQUARE FOOTAGE

SUITE	COMPANY	SF	KEY	COMPANY	SF
2-101	UPS	10,764 SF	2-112	ATS	3,588 SF
2-102	AMG	7,176 SF	2-114	ALLEGIANT	13,980 SF
2-103	SPEC. SUITE	3,588 SF	2-117	WORLDWIDE	21,528 SF
2-105	VACANT	13,979 SF	2-120	VACANT	5,981 SF
2-108	ALLIANCE	7,176 SF	2-121	SWA	15,548 SF
2-109	US AIR	7,176 SF		MEP SUPPORT (372X2)	744 SF
2-110	US AIR	7,176 SF	1-101(ACC-2)	FED EX	79,436 SF
2-111	VACANT	3,588 SF		TOTAL:	201,428 SF

MARNELL AIR CARGO CENTER

MARNELL AIRPORT CENTER | AIR CARGO CENTER

MARNELL ARCHITECTURE
ARCHITECTURE · PLANNING · DESIGN
222 VIA MARNELL WAY, LAS VEGAS, NEVADA 89119 · 702-739-2000 · WWW.MARNELLCOMPANIES.COM

Air Cargo Lease A-Mark 2014    A-5-2

AIR CARGO CENTER LEASE

EXHIBIT "B"

NOTICE OF LEASE TERM DATES

To:     _______________________
_______________________
_______________________
_______________________

Re:
Air Cargo Center Sublease dated _________________, 2014, between MCP CARGO, LLC, a Nevada limited liability company ("Landlord"), and A-M GLOBAL LOGISTICS, LLC, a Delaware limited liability company ("Tenant"), concerning certain premises located at _______________, Las Vegas, Nevada 89_____.

Gentlemen:

In accordance with the referenced Project Lease (the "Lease"), we wish to advise you and/or confirm as follows:

1.    The Lease Term commenced on _________________ for a term of ______________________ ending on __________________.

2.    Rent commenced to accrue on ____________________, in the amount of ___________________.

3.    If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

4.    Your rent checks should be made payable to_________________________ at _________________________________________________________________________.

Agreed to and Accepted as of ______________________, 200 .

LANDLORD:                        TENANT

MCP CARGO, LLC,                    A-M GLOBAL LOGISTICS, LLC
a Nevada limited liability company            a Delaware limited liability company

By:                             By:

Print Name:                         Print Name:

Print Title:                         Print Title:

Notice of Lease Term Dates-1

AIR CARGO CENTER LEASE

EXHIBIT "C"

INTENTIONALLY OMITTED

Air Cargo Lease A-Mark 2014    C-1

AIR CARGO CENTER LEASE

EXHIBIT "D"

FORM OF TENANT'S ESTOPPEL CERTIFICATE

The undersigned as Tenant under that certain Air Cargo Center Lease (the "Lease") made and entered into as of _______________, 20__, by and between MCP CARGO, LLC, a Nevada limited liability company, as Landlord, and the undersigned as Tenant, for Premises located at ____________________________________, Las Vegas, Nevada ___________, certifies as follows:

1.    Attached hereto as Exhibit "A" is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit "A" represent the entire agreement between the parties as to the Premises.

2.    The undersigned currently occupies the Premises described in the Lease.

3.    The Lease Term commenced on _______________________, and the Lease Term expires on _____________________.

4.    Base Rent became payable on ____________________. All monthly installments of Base Rent, all Additional Rent, and all monthly installments of estimated Additional Rent have been paid when due through ____________________. The current monthly installment of Base Rent is $___________.

5.    The Lease is in full force and effect and has not been modified, supplemented, or amended in any way except as provided in Exhibit "A" attached hereto. Tenant shall not modify the documents contained in Exhibit "A" without the prior written consent of the holder of the deed of trust on the Premises.

6.    Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

7.    All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder, except as follows: ___________________________________________________________ ___________________.

8.    No rental has been paid more than thirty (30) days in advance, and no security has been deposited with Landlord except as provided in the Lease.

9.    As of the date hereof, there are no existing defenses or offsets that the undersigned has against Landlord nor have any events occurred that with the passage of time or the giving of notice, or both, would constitute a default on the part of Landlord under the Lease, except as follows: _____________________________________________ _________________________________________.

10.    The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord, a prospective mortgagee, or a prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein

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in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making of such loan or acquisition of such property.

11.    If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in Nevada, Tenant has the full right and authority to execute and deliver this Estoppel Certificate, and each person signing on behalf of Tenant is authorized to do so.

Executed at _________________ on the ____ day of __________, 200__.

"TENANT":            A-M GLOBAL LOGISTICS, LLC
a Delaware limited liability company

By:

Print Name:

Print Title:

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EXHIBIT "A" TO TENANT'S ESTOPPEL CERTIFICATE

LEASE

(TO BE ATTACHED)

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EXHIBIT "E"

WORK LETTER AGREEMENT

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WORK LETTER AGREEMENT

THIS WORK LETTER AGREEMENT is attached to and made part of that certain lease dated _________________________, 2014 between MCP CARGO, LLC, a Nevada limited liability company, as Landlord, and A-M GLOBAL LOGISTICS, LLC, a Delaware limited liability company, as Tenant (the “Lease”). The terms used in this Work Letter Agreement shall have the same definitions as set forth in the Lease. The provisions of this Work Letter Agreement shall prevail over any inconsistent or conflicting provision of the Lease.

I.    LANDLORD'S WORK

A.    None. In accordance with the Lease, it is projected that Landlord will deliver the Premises, which is currently in gray shell condition, to Tenant three (3) business days following the Effective Date. For purposes of the Lease and this Work Letter, gray shell shall mean and include the following as it relates to the Building and Premises, as applicable:

SITE FEATURES

•	4 – 50’ Wide Driveways

•	Ample Vehicle Parking, 263 Spaces

•	2 Dedicated Areas for Truck Parking, Total 28 Spaces

•	8 Handicap Parking Spaces Located at the Front of the Building

•	3 Oversized Trash Enclosures for Large Dumpsters

•	Ramps up to Storefront Locations with Limited Parking at Storefront

BUILDING STRUCTURE

•	Building Grid is 52’ Wide by 3 – 46” Deep Bays

•	Concrete Tilt-up Wall Panel Construction

•	8” Thick Concrete Slab on Grade

•	Steel Roof Structure & Metal Roof Decking

•	22’ Clearance Height to Bottom of Structure

•	Single Ply Roofing Membrane Over Rigid Insulation

TENANT SPACE FEATURES

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•	Signage Band on Exterior Tilt-up Panels

•	10’ x 12’ Aluminum Storefront Entrances

•	10’ x 12’ Manual Overhead Doors at the Front of the Building
Can be either at Dock Level or Finish Floor Level

•	14’ x 14’ Overhead Door Openings at Airside

•	30’ Wide, 8” Thick Concrete Apron on Airside

•	Metal Stud Framing & Drywall Demising Walls

•	1 ¼” Valved Domestic Water Line Furnished to Space

•	4” Sanitary Sewer Stub Furnished to Space

•	1 ¼” Gas Line Stub Furnished to Space

•	Wet Pipe Sprinkler System Provided at the Roof Structure with Freeze Protection

•	Standard Size Roof Curbs Provided for AC Units & Evaporative Coolers

•	Empty Electrical Conduit Provided to Space from 277 Volt, 200 Amp Meter

•	Empty Conduits Provided to Space for Telephone & Cable

•	Airport Security Card Readers at Overhead Door Openings on Public Side

EXCLUSIONS

•	Skylights

•	Covered Parking

•	HVAC of Any Kind

•	Interior Lighting

•	Tenant Improvements
B.    Allowance for Cost of Tenant’s Work.

(a) Subject to Tenant’s compliance with Section I.B(b) through (d), below, Tenant shall be entitled to a one-time tenant improvement allowance (the “Allowance”) in the amount up to but not to exceed Five Hundred Fifty Nine Thousand One Hundred Sixty and 00/100s Dollars ($559,160.00), which is equal to Forty and 00/100ths Dollars ($40.00) per square foot, for the costs relating to the initial design and construction of Tenant’s Work and which includes, but is not limited to, all costs associated with the installation of a dock high door for the Premises.  In no event shall Landlord be obligated to make disbursements pursuant to this Work Letter in a total amount which exceeds the Allowance.  Landlord shall only be obligated to make disbursements pursuant to this Work Letter for the cost of the Tenant’s Work described in Section II below. In the event that the Allowance exceeds the actual costs relating to the initial

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design and construction of Tenant’s Work, the unused portion of the Allowance shall not be paid to Tenant nor shall Tenant be entitled to a corresponding credit against Rent or any other sums due under the Lease; provided, however, that in the event there is an unused portion of the Allowance remaining after the substantial completion of Tenant’s Work, Tenant shall have up to twenty four (24) months after Tenant’s Work has been substantially completed and from the date of the request for payment from Tenant as described in Section I.B(b), below, to use the remaining unused portion of the Allowance (the “Unused Allowance) for purposes of any Alterations made in accordance with the Lease and this Work Letter, or as otherwise mutually agreed to by Landlord and Tenant. The Alterations must be completed on or before the expiration of such twenty four (24) month period in order for Tenant to obtain the Unused Allowance. In the event the Unused Allowance is not used by Tenant within such twenty four (24) month period, the Unused Allowance shall not be paid to Tenant nor shall Tenant be entitled to a corresponding credit against Rent or any other sums due under the Lease. The Unused Allowance shall be paid to Tenant subject to Tenant’s compliance with Section I.B(b) though (d), below.

(b) On or before the fifth (5th) day following Tenant’s receipt of its Certificate of Occupancy for the Premises, Tenant shall deliver to Landlord:  (i) a copy of Tenant’s Certificate of Occupancy for the Premises, (ii) a request for payment, in a form to be approved by Landlord; (iii) invoices from all of Tenant’s agents for labor rendered and materials delivered to the Premises; (iv) evidence of the absence of liens which are the subject of the request for payment as reasonably required by Landlord (including properly executed final lien releases, if applicable); and (v) all other information reasonably requested by Landlord.  Tenant’s request for payment shall be deemed Tenant’s acceptance and approval of the Tenant’s Work furnished and/or the materials supplied as set forth in Tenant’s payment request.

(c) Intentionally deleted.

(d) Subject to the provisions of this Work Letter, following the completion of the construction of the Premises and Tenant’s receipt of its Certificate of Occupancy of the Premises, Landlord shall pay to Tenant the Allowance within thirty (30) days after Tenant’s completion of those certain matters set forth in that certain Allowance Checklist attached hereto as Exhibit “A” and incorporated herein by this reference (the “Allowance Checklist”) and which includes, but it not limited to, the following: (i) Tenant has delivered to Landlord properly executed final lien releases, if applicable, (ii) Landlord has reasonably determined that no substandard Tenant’s Work exists which materially and adversely affects the mechanical, electrical, plumbing, heating, ventilating, and air conditioning, life-safety or other systems of the Building, (iii) Tenant’s architect has delivered to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Tenant’s Work in the Premises has been substantially completed in accordance with the Final Plans, and (iv) Tenant has complied with all requirements set forth in Section II.I below (“At Completion of Tenant’s Work”). Payment by Landlord shall not be deemed Landlord’s approval or acceptance of Tenant’s Work furnished or materials supplied as set forth in Tenant’s payment request. Notwithstanding anything in the Lease or this Work Letter to the contrary, if Tenant has not satisfied the conditions to payment set forth in (i) through (iv), inclusive, of this subsection (d) as of ninety (90) days following the completion of construction of the Premises and Tenant’s receipt of its Certificate of Occupancy for the Premises, then Landlord shall not be obligated to pay to Tenant the Allowance or any portion thereof and Tenant shall be solely responsible for any and all costs related to and arising from Tenant’s Work.

C.    Any work beyond that described in Section I.A, above, and which exceeds the amount of the Allowance as it relates to Tenant’s Work shall be provided by Tenant at its sole cost and expense. Any equipment or work other than those items specifically enumerated in Section I.A, above, which Landlord installs or constructs in the Premises on Tenant's behalf, shall either (i) be paid for by Tenant within fifteen (15) days after receipt of a bill thereof in the event the Allowance has already been paid or allocated in full;

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or (ii) in the event the Allowance has not been paid or allocated in full, reduce the Allowance by such amount set forth in the bill. Such amount will be inclusive of Landlord's cost plus supervision, architectural and engineering expenses.

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II.    TENANT'S WORK

A.    General.

1.    All work required to complete and place the Premises in finished condition for opening of business shall be performed by Tenant at Tenant's sole cost and expense (other than as reimbursed as part of the Allowance) with all due diligence, which work shall hereinafter be referred to as "Tenant's Work", and Tenant agrees to commence Tenant's Work within sixty (60) days following: (i) notice from Landlord that Landlord's Work is substantially complete; and (ii) Landlord approving Tenant’s Plan and Specifications pursuant to Section II.E below. For all purposes herein, Landlord's Work shall be deemed substantially completed when (i) Landlord has provided reasonable access to the Premises to Tenant, (ii) Landlord has completed Landlord's Work other than details of construction which do not materially interfere with Tenant's use of the Premises, and (iii) Landlord has obtained a temporary certificate of occupancy for the Premises (or its equivalent). Landlord agrees to pay to Tenant the Tenant Allowance to be applied to the cost of Tenant's Work, if any. The Tenant Allowance shall be paid in full to Tenant in accordance with Section I.B(d).

2.    The project is being developed under the jurisdiction of the County of Clark, State of Nevada, and federal safety codes. All design and construction work shall comply with all applicable statutes, ordinances, regulations, laws and codes, and Landlord's design criteria for Tenant's Work previously delivered to Tenant. Notwithstanding anything herein to the contrary, Tenant shall not commence any work on the Premises at any time during any early occupancy period or the Lease Term, including Tenant's Work, without first complying with Tenant's Alteration Obligations as set forth in Section 8.1 of the Lease, including, without limitation, at least five (5) days prior to entering into contract with any prime contractor intending to perform alterations, and prior to the commencement of any work relating to the Premises, Tenant shall comply with the requirements of NRS 108.2403 and NRS 108.2407 regarding posted security and shall notify Landlord in writing of the name and address of any such prime contractor to enable Landlord to properly serve the recorded Notice of Non-Responsibility upon the prime contractor pursuant to NRS 108.234.

3.    All permits, licenses and approvals for Tenant's Work shall be obtained by Tenant or its contractor prior to the commencement of construction and shall be posted in a prominent place within the Premises as required by the agency issuing the permit.

4.    Landlord's express written approval shall be obtained by Tenant prior to submitting plans for purposes of obtaining any required governmental permit or approval, and the undertaking of any construction work which materially deviates from Tenant's Drawings and Specifications, as approved by Landlord, or the undertaking of any modifications whatsoever to Landlord's building shell and/or utilities and other work not explicitly shown on said Drawings and Specifications or included as Landlord's Work in this Exhibit "E". Landlord's approval of the foregoing shall not constitute the assumption of any responsibility by Landlord for the accuracy or sufficiency thereof, and Tenant shall be solely responsible therefor.

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5.    All contractors engaged by Tenant shall be bondable, licensed contractors, possessing good labor relations, capable of performing quality workmanship and working in harmony with Landlord's general contractor and other contractors on the job. All work shall be coordinated with the general project work.

6.    Where conflict exists between building codes, utility regulations, statutes, ordinances, other regulatory requirements and Landlord's requirements, as set forth herein, the more stringent of the requirements shall, at Landlord's option, govern.

7.    Tenant shall inspect, verify and coordinate all field conditions pertaining to the Premises from time to time prior to the start of its store design work, through its construction, including its fixturing and merchandising. Tenant shall advise Landlord immediately of any material discrepancies with respect to Landlord's drawings. Any material adjustments to the work arising from field conditions, not apparent on Tenant's drawings and other building documents, shall require the express prior written approval of Landlord.

8.    Landlord reserves the right to require changes in Tenant's Work when and to the extent necessary by reason of code requirements or building facility necessity, field conditions, or mandatory directives of governmental authorities having jurisdiction over the Premises, or directives of Landlord's insurance underwriters.

B.    Public Safety. Tenant shall confine the construction work to within the Premises as much as possible and shall work in an orderly manner removing trash and debris from the project on a daily basis. At no time will pipes, wires, boards or other construction materials cross public areas where harm could be caused to the public. The requirements of "Occupational Safety and Health Administration" (OSHA) prepared by the Department of Labor will govern. If Tenant fails to comply with these requirements, Landlord may cause remedial action as deemed necessary by Landlord to protect the public. All costs of said remedial action shall be charged to Tenant and shall become Tenant's responsibility.

C.    Tenant Damage to Construction. Tenant will be required to furnish the necessary ramps, coverings, etc., to protect Landlord's facilities and adjoining premises from damage. All costs to repair damage to Landlord's facilities and to adjoining premises will be at the expense of Tenant. Actual repair work may be accomplished by Landlord at Landlord's option.

    D.    Turnover of Premises to Tenant by Landlord. Tenant shall be responsible for:

1.    HVAC. It shall be the responsibility of Tenant to pay for heating and/or cooling, if used, during the installation of Tenant's Work.

2.    Electrical/Water, Etc. Tenant's permanent electric service, where possible, shall be used to provide power for Tenant's Work. Meters shall be installed prior to Tenant's Work, if possible, and Tenant shall pay for service and water and all utilities consumed. Work performed with temporary electric service will be at Tenant's expense.

E.    Drawings and Specifications.

1.    Within thirty (30) days of the Effective Date of this Lease, Tenant shall prepare and submit to Landlord for approval an interior completion plan, design drawings, working drawings and specifications necessary to complete "Tenant's Work" under this Exhibit "E" (“Drawings and

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Specifications”). As soon as practicable after receipt of such Drawings and Specifications, Landlord shall return to Tenant such Drawings and Specifications with its suggested modifications and/or approval. If, upon receipt of Landlord's modified Drawings and Specifications, Tenant wishes to take exception thereto, Tenant may do so within ten (10) days from the date on which Tenant receives Landlord's modified Drawings and Specifications. Unless such action is taken by Tenant, it will be deemed that all modifications made by Landlord on the Drawings and Specifications are acceptable to and adopted by Tenant.

2.    If Drawings and Specifications are returned to Tenant with modifications, said Drawings and Specifications shall be revised by Tenant and resubmitted to Landlord for approval within ten (10) days of their receipt by Tenant.

3.    Upon Landlord's approval in all respects of all such Drawings and Specifications, Tenant shall cause Tenant's Work to be diligently completed and installed or such installations or alterations to be performed, as the case may be, in accordance with the Drawings and Specifications approved by Landlord, and no material deviation from said Drawings and Specifications shall be made without Landlord's express prior written approval. Tenant shall obtain all necessary permits in connection with the installation of such Tenant improvements and the performance of such work prior to the commencement of any work.

4.    If Tenant's Work entails any structural changes to the Premises, Tenant shall submit detailed structural plans, and Landlord's review of such plans shall be at Tenant's expense, provided that such expense shall not exceed One Thousand and 00/100 Dollars ($1,000.00). Moreover, Tenant shall not be permitted to commence any Tenant's Work until all plans applicable thereto have been approved in writing by Landlord.

5.    At any time during the Lease Term, any and all modifications to the Premises by Tenant shall be in compliance with the provisions of Articles 8 and 9 of the Lease (regarding Tenant’s improvements and alterations to the Premises and protection against liens), and further, any and all modifications to the Premises requiring alterations to the architectural, mechanical, electrical, fire protection or structural systems will require Tenant to supply detailed Drawings and Specifications and appropriate calculations covering those modifications to Landlord for written approval. Interior painting, wall covering, carpeting and placement of movable trade fixtures are considered normal maintenance items and do not require Landlord approvals, but otherwise meet the requirements of this Exhibit. All other alterations require Landlord's express written approval.

6.    Landlord's approval or inspection of any of Tenant's plans, shop drawings, etc., so submitted is made for identification purposes only and neither Landlord, nor its agents, servants or employees shall have any liability in any respect to any inadequacies, deficiencies, errors or omissions or non-complying features contained in any or all of Tenant's preliminary plans or final plans or Landlord's comments in respect to same.

F.    Tenant Improvements. All work to be performed by Tenant is herein referred to as "Tenant's Work". Without limiting the generality of the foregoing, the term "Tenant's Work" includes the following:

1.    Storefront: Tenant shall furnish and install at its cost all additional storefront construction not provided by Landlord per Exhibit "E" to this Lease including, but not limited to, application of finish and decorating material on the interior side of the "storefront" and the installation of a dock high door for the Premises.

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2.    Floors: Tenant shall furnish and install all interior floor coverings and finishes and be responsible for preparation of floor surfaces except for the restroom floor. All exposed concrete floors shall have a sealant applied. Carpeting and/or other quality floors, such as glazed or unglazed pavers or wood parquet, shall be used in all public areas except in such instances where other types of floor covering materials are specifically approved by Landlord. Vinyl tile is generally not considered an acceptable finish material in public areas. Additional restroom(s), kitchen(s) and storage areas shall have thresholds at the doors in such a manner as will not permit the passage of water or other liquids to the adjacent tenant space.

3.    Walls: Tenant shall furnish and install all partitions and doors other than for restrooms and all interior wall finish materials including, but not limited to, Tenant's sales area, stock area, restroom, fitting rooms, etc. Inasmuch as Landlord's demising walls have not been designed for Tenant's superimposed fixture loads and/or any unusual wall decor, Tenant shall structurally reinforce the existing walls as required and approved by Landlord, to accommodate any additional superimposed loading required by Tenant's design. Any combustible materials applied to the demising partitions shall receive a U.L. labeled fire retardant coating. Tenant spaces with unusual sound and/or odor problems shall have sound and odor absorbent wall installed and in such a manner which will not permit the passage of sound and/or odors through the wall(s) to the adjacent space(s).

4.    Ceilings: Tenant shall furnish and install all additional interior ceiling finish materials not provided by Landlord.

5.    Utilities: Tenant shall make provision and pay all hook-up fees for separate metering of applicable utilities, all telephone service equipment within the Premises in accordance with local utility requirements. Tenant shall be responsible for speaker wires for any stereo system and/or phone system. Tenant's utility service requirements in excess of that provided by Landlord shall be furnished and installed by Landlord's contractor at Tenant's expense.

6.    Special Equipment: Tenant shall provide for Landlord's installation at Tenant's cost any and all additional mechanical equipment, curbs, supports, etc., including, but not limited to, swamp cooler or additional H.V.A.C., additional plumbing, elevators, conveyors, etc., related to the operation of Tenant's business, and located within the Premises. Tenant shall provide fire extinguishers as required by code.

7.    Fixtures and Furniture: Tenant shall furnish and install all new furniture, trade fixtures, shelving and other work necessary for its operation within the Premises.

8.    Material and Warranties: Tenant shall use only new, first-class materials in the completion of Tenant's Work. All work and equipment shall be warranted for a minimum of one (1) year from installation and shall comply with all applicable codes.

9.    Roof Work: Tenant agrees that all venting, opening, sealing, waterproofing or any altering of the roof shall be performed by Landlord's roofing contractor at Tenant's expense and that, when completed, Tenant shall furnish to Landlord a certificate from Landlord's roofing contractor that all such alterations approved by Landlord have been completed in accordance with the plans and specifications therefor approved by Landlord.

10.    Kitchen Areas: All kitchen areas shall have installed proper range hoods and insulated exhaust ducts. Waste lines shall have grease interceptors, make-up air system, fire extinguishing system for all cooking exhaust hoods and fire extinguishers. All kitchen exhaust fans shall be of up-blast type.

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11.    Storefront Sign: In accordance with the Design Guidelines.

12.    Other Work: Tenant shall be responsible for all other work that is not listed as "Landlord's Work".

G.    Insurance.

Tenant shall secure, pay for and maintain or cause its contractor(s) to secure, pay for and maintain during Tenant's Work construction, fixturing and merchandising of the Premises, including any modification performed by Tenant during the Lease Term, the following insurance in the following amounts, which shall be endorsed in all policies to include Landlord and its beneficiaries, employees and agent as additional named insured parties, and which shall provide in all policies that Landlord shall be given thirty (30) days' prior written notice of any alteration or termination of coverage in the amounts as set forth below, and such insurance as may from time to time be required from city, county, state or federal laws, codes, regulations or authorities, together with such other insurance as is reasonably necessary or appropriate under the circumstances:

1.    Tenant and Tenant's general contractor and subcontractor(s) required minimum coverages and limits of liability:

(a) Worker's Compensation as required by state law and Employer's Liability Insurance with limits of not less than Five Hundred Thousand and 00/100 Dollars ($500,000.00) and any insurance required by any employee benefit acts or other statutes applicable where the work is to be performed as will protect the contractor and subcontractors from any and all liability under the aforementioned acts.

(b) Comprehensive General Liability Insurance (including Contractor's Protective Liability) with a combined single limit (bodily injury and property damage) of not less than Two Million and 00/100 Dollars ($2,000,000.00) per occurrence and in the aggregate. Such insurance shall provide for explosion, collapse and underground coverage and contractual liability coverage and shall insure the general contractor and/or subcontractors against any and all claims for personal injury, including death resulting therefrom, and damage to the property of others and arising from his operations under the contract, whether such operations are performed by the general contractor, subcontractors or any of their subcontractors, or by anyone directly or indirectly employed by any of them. Such insurance policy shall include (i) a products/completed operations endorsement; (ii) endorsements deleting the employee exclusion on personal injury and the liquor liability exclusion; and (iii) a cross-liability endorsement or a severability of interest clause. Such insurance shall be primary and Landlord's insurance shall be excess insurance only.

(c) Comprehensive Automobile Liability Insurance, including the ownership, maintenance and operation of any automotive equipment, owned, hired and non-owned in an amount not less than Two Million and 00/100 Dollars ($2,000,000.00) combined single limit (bodily injury and property damage) per occurrence and in the aggregate. Such insurance shall insure the general contractor and/or subcontractors against any and all claims for bodily injury, including death resulting therefrom, and damage to the property of others arising from his operations under the contract, whether such operations are performed by the general contractor, subcontractor or any of their subcontractors, or by anyone directly employed by any of them.

(d) Builder's Risk Insurance -- Completed Value Builder's Risk Damage Insurance Coverage. Tenant shall provide an "All Physical Loss" Builder's Risk insurance policy on the work to be

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performed for Tenant in the Premises as it relates to the building within which the Premises are located. The policy shall include as insureds Tenant, its contractor and subcontractors, and Landlord, as their respective interests may appear within the Premises and within one hundred feet (100') thereof. The amount of insurance to be provided shall be one hundred percent (100%) replacement cost.

2.    All such insurance policies required under this Exhibit, except as noted above, shall include Landlord, Landlord's agents and beneficiaries, Landlord's on-site representatives, Landlord's architect, and Landlord's general contractor, as additional named insureds; except Worker's Compensation Insurance, which shall contain an endorsement waiving all rights of subrogation against Landlord, Landlord's architect and Landlord's general contractor, Landlord's agents and beneficiaries.

3.    The insurance required under this Exhibit shall be in addition to any and all insurance required to be provided by Tenant pursuant to the Lease.

H.    Trash Removal.

During the construction, fixturing and merchandise stocking of the Premises, Tenant shall provide trash removal at areas designated by Landlord. It shall be the responsibility of Tenant and Tenant's contractors to remove all trash and debris from the Premises on a daily basis and to break down all boxes and place all such trash and debris in the containers supplied for that purpose. If trash and debris are not removed on a daily basis by Tenant or Tenant's contractor, then Landlord shall have the right to remove such trash and debris or have such trash and debris removed at the sole cost and expense of Tenant.

I.    At Completion of Tenant's Work.

Tenant will provide Landlord with the following within thirty (30) days following store opening:

1.    A Certificate of Occupancy (C of O) prior to opening for business.

2.    Unconditional Waivers of Liens and Sworn Statements in such form as may be required by Landlord from all persons performing labor and/or supplying materials in connection with such work showing that all parties have been paid in full.

3.    Submission by Tenant to Landlord of detailed breakdown of Tenant's final and total construction costs, together with receipted invoices showing payment thereof.

4.    Submission by Tenant to Landlord of warranties for not less than one (1) year against defects in workmanship, materials and equipment as required in this Exhibit.

5.    Submission by Tenant of a statement wherein Tenant agrees to indemnify Landlord and Landlord’s designated Escrow Agent against any and all liens against the Premises or any claims by any materials suppliers, contractors, or subcontractors.

6.    Tenant shall have reimbursed Landlord for the cost of Tenant's Work done for Tenant by Landlord, the cost of temporary power and of trash removal, and all other sums owed by Tenant to Landlord pursuant to the Lease and Exhibits.
7.    Tenant shall furnish a copy of the License to do Business.

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8.    Tenant shall execute an Estoppel Letter which will be prepared by Landlord and approved by Tenant.
9.    "As-Built" Drawings of all permanent Tenant Work performed.
10.    Recordation of a valid Notice of Completion pursuant to NRS 108.228.
J.    Miscellaneous.

1. This Work Letter shall be governed by the laws of the State of Nevada.

2. This Work Letter may not be amended except by a written instrument signed by the party or parties to be bound thereby.

3. Any person signing this Work Letter on behalf of Tenant warrants and represents he/she has authority to sign and deliver this Work Letter and bind Tenant.

4. Notices under this Work Letter shall be given in the same manner as under the Lease.

5. The headings set forth herein are for convenience only.

6. Except as otherwise specifically set forth herein, this Work Letter sets forth the entire agreement of Landlord and Tenant regarding Landlord’s Work and Tenant’s Work.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, this Work Letter Agreement is executed as of the ______day of ________________, 20___.

LANDLORD: MCP CARGO, LLC, a Nevada limited liability company y: [/s/ Greg Wells] Print Name: [Greg Wells] Print Title: [Manager]	TENANT: A-M GLOBAL LOGISTICS, LLC, a Delaware limited liability company By: [/s/ Brian Aquilino] Print Name: [ Brian Aquilino] Print Title: [Vice President of Operations]

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EXHIBIT “A” TO TENANT’S WORK LETTER

ALLOWANCE CHECKLIST

	ITEM REQUESTED	ITEM RECEIVED	COMMENTS
1	Copy of Tenant's Certificate of Occupancy (C of O)
2	Letter requesting payment allowance
3	Invoices from all Tenant's agents for Labor & Materials
4	Lien Releases & Unconditional Waivers from all Vendor's & Subcontractors
5	Certificate of Substantial Completion issued by the Architect
6	Schedule Landlord Inspection of building systems (no substandard work)
7	Detailed breakdown of total construction costs provided by Tenant
8	Receipts for all construction costs - must show payment
9	1 year (minimum) warranty against defects in workmanship, materials & equipment submitted by tenant
10	Statement Letter indemnifying Landlord & Landlord's designated Escrow Agent against any and all Liens against the Premises or any claims by any material suppliers, contractors or subcontractors
11	Tenant reimbursement to Landlord for the cost of work done by Landlord for the Tenant which includes: temporary power, trash removal and all other sums owed by Tenant to Landlord
12	Furnish copy of Business License
13	Estoppel Letter prepared by Landlord and filled out by Tenant
14	As-built Drawings
15	O & M Manuals
16	Equipment Warranty
17	Recorded valid Notice of Completion pursuant to NRS 108.228

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EXHIBIT "F"

GUARANTY OF LEASE

The undersigned ("Guarantor"), as a material inducement to and in consideration of the execution by MCP CARGO, LLC, a Nevada limited liability company ("Landlord") of that certain Air Cargo Center Lease (the "Lease") of even date herewith between Landlord and A-M GLOBAL LOGISTICS, LLC, a Delaware limited liability company (“Tenant”), relating to premises that will be located within the Project that is commonly known as the MARNELL PROJECT, in Las Vegas, Nevada, hereby agrees as follows:

1.    Guarantor hereby unconditionally guarantees the performance of, and unconditionally promises to perform, all of Tenant's obligations under the Lease and any and all extensions, renewals, and/or modifications thereof, including, but not limited to, the obligation to pay rent thereunder. Guarantor agrees that the guarantee hereunder shall also apply if Tenant, with or without Landlord's consent, assigns its rights under the Lease unless the Tenant is released from liability pursuant to Article 14 of the Lease in which case all of Guarantor's obligations under this Guaranty shall be automatically extinguished upon said release.

2.    In such manner, upon such terms and at such times as Landlord shall deem best, and without notice to or the consent of Guarantor, Landlord may alter, compromise, extend, or change the time or manner for the performance of any obligation hereby guaranteed, substitute or add any one or more guarantors, accept additional or substituted security for the performance of any such obligation, or release or subordinate any security therefor, any and all of which may be accomplished without any effect on the obligations of Guarantor hereunder. No exercise or non-exercise by Landlord of any right hereby given, no dealing by Landlord with Tenant, any other guarantor, or other person, and no change, impairment, or suspension of any right or remedy of Landlord shall in any way affect any of Guarantor's obligations hereunder or any security furnished by Guarantor or give Guarantor any recourse against Landlord.

3.    Guarantor hereby waives and agrees not to assert or take advantage of the following:

(a)    Any right to require Landlord to proceed against Tenant or any other person, to proceed or exhaust any security held by Landlord at any time, or to pursue any other remedy in Landlord's power before proceeding against Guarantor;

(b)    Any defense based on the statute of limitations in any action hereunder or in any action for the performance of any obligation hereby guaranteed;

(c)    Any defense that may arise by reason of the incapacity, lack of authority, bankruptcy, death or disability of any other person or persons, or the failure of Landlord to file or enforce a claim against the estate (in administration, bankruptcy, or any other proceeding) of any other person or persons;

(d)    Any right to receive demands, protests, and notices of any kind including, but not limited to, notice of the existence, creation, or incurring of any new or additional obligation or of any action or non-action on the part of Tenant, Landlord, or any other person;

(e)    Any defense based upon an election of remedies including, but not limited to, any action by Landlord that shall destroy or otherwise impair any of Guarantor's subrogation rights or the right of Guarantor to proceed against Tenant for reimbursement, or both;

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(f)    Any duty on the part of Landlord to disclose to Guarantor any facts that Landlord may now or hereafter know about Tenant, regardless of whether Landlord has reason to believe that such facts materially increase the risk beyond that which Guarantor intends to assume or are unknown to Guarantor, or has a reasonable opportunity to communicate such facts to Guarantor, it being understood and agreed that Guarantor is fully responsible for being and keeping informed of the financial condition of Tenant and of all circumstances bearing on the risk of nonperformance of any obligation hereby guaranteed;

(g)    Any right to receive notice of or to consent to any amendments that may hereafter be made to the Lease; and

(h)    Any defense based on the fact that Guarantor's obligations hereunder are larger or more burdensome than that of Tenant's under the Lease.

4.    Until all obligations hereby guaranteed shall have been fully performed, Guarantor shall have no right of subrogation and waives any right to enforce any remedy which Landlord now has or may hereafter have against Tenant and any benefit of, and any right to participate in, any security now or hereafter held by Landlord.

5.     Notwithstanding any other provisions of this Guaranty, Guarantor shall have the right to receive distributions and other transfers of cash or other property from Tenant and to engage in any other consideration, or no consideration, provided, however, from and after the receipt by Guarantor of written notice from Landlord that an Event of Default (as defined in the Lease) has occurred and is continuing, any and all distributions and other transfers of cash or other property received by Guarantor from Tenant for which Guarantor did not provide Tenant equivalent or greater consideration shall be subordinated to all obligations hereby guaranteed, until Tenant or Guarantor shall have cured said Event of Default.

6.    All rights, powers and remedies of Landlord hereunder and under any other agreement now or at any time hereafter in force between Landlord and Guarantor shall be cumulative and not alternative, and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Landlord at law or in equity. This Guaranty of Lease is in addition to and exclusive of the guarantee of any other guarantor of any obligation of Tenant to Landlord.

7.    The obligations of Guarantor hereunder are independent of the obligations of Tenant under the Lease, and, in the event of any default hereunder or under the Lease, a separate action or actions may be brought and prosecuted against Guarantor, whether or not Tenant is joined therein or a separate action or actions are brought against Tenant. Landlord may maintain successive actions for other defaults. Landlord's rights hereunder shall not be exhausted by its exercise of any of its rights or remedies or by any such action or by any number of successive actions until and unless all obligations hereby guaranteed shall have been fully performed.

8.    Guarantor shall pay to Landlord, without demand, reasonable attorneys' fees and all costs and other expenses that Landlord shall expend or incur in collecting or compromising any obligation hereby guaranteed or in enforcing this Guaranty of Lease against Guarantor, whether or not suit is filed including, but not limited to, attorneys' fees, costs, and other expenses incurred by Landlord in connection with any insolvency, bankruptcy, reorganization, arrangement, or other similar proceeding involving Guarantor that in any way affects the exercise by Landlord of its rights and remedies hereunder.

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9.    Should any one or more provisions of this Guaranty of Lease be determined to be illegal or unenforceable, all other provisions shall nevertheless be effective.

10.    This Guaranty of Lease shall inure to the benefit of Landlord and its successors and assigns, and shall bind Guarantor's heirs, executors, administrators, successors, and assigns. This Guaranty of Lease may be assigned by Landlord concurrently with the transfer of title to property covered by the Lease, and, when so assigned, Guarantor shall be liable to the assignees without in any manner affecting Guarantor's liability hereunder.

11.    Upon full performance of all obligations hereby guaranteed, this Guaranty of Lease shall be of no further force or effect.

12.    No provision of this Guaranty of Lease or right of Landlord hereunder can be waived or modified, nor can Guarantor be released from Guarantor's obligations hereunder, except by a writing duly executed by Landlord.

13.    When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and the masculine shall include the feminine and neuter and vice versa. The word "person" as used herein shall include any individual, company, firm, association, partnership, corporation, trust, or other legal entity of any kind whatsoever.

14.    If two (2) or more persons are signing this Guaranty of Lease as Guarantor, then all such persons shall be jointly and severally liable for the obligations of Guarantor hereunder.

15.    This Guaranty of Lease shall be governed by and construed in accordance with the laws of the State of Nevada. In any action brought under or arising out of this Guaranty of Lease, Guarantor hereby consents to the jurisdiction of any competent court within the State of Nevada and hereby consents to service of process by any means authorized by Nevada law. This Guaranty of Lease shall constitute the entire agreement of Guarantor with respect to the subject matter hereof, and no representation, understanding, promise, or condition concerning the subject matter hereof shall be binding upon Landlord unless expressed herein.

Dated: __[November 9th]_________________, 20[14]___

"GUARANTOR":        A-MARK PRECIOUS METALS, INC.,
a Delaware corporation

By: [/s/ Brian Aquilino]

Print Name: [ Brian Aquilino]

Print Title: [Vice President of Operations]

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EXHIBIT "G"

NOTICE OF NON-RESPONSIBILITY

(see attached)

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WHEN RECORDED, MAIL TO:
______________________
c/o ___________________
______________________
______________________
Attn: __________________

The undersigned hereby affirm(s) that this document, including any exhibits, submitted for recording does not contain the social security number of any person or persons. (Per NRS 239B.030)

NOTICE OF NONRESPONSIBILITY

TO WHOM IT MAY CONCERN:

PURSUANT TO Nevada Revised Statute (“NRS”) 108.234, NOTICE IS HEREBY GIVEN THAT:

1.    The undersigned is the owner ("Disinterested Owner") of certain real property situated in Clark County, Nevada, described in Exhibit “1” hereto and the improvements thereon (the "Property"). The Disinterested Owner's address is:

_________________________
222 Via Marnell Way
Las Vegas, NV 89119
Attn: ____________________

The name and address of the person who may cause the work of improvement to be constructed, altered or repaired is:

__________________________
__________________________
__________________________
Attn:    ___________________

2.    As of the _____ day of _______________, 20__, the undersigned, as “Landlord” entered into an Air Cargo Center Lease (“Lease”) with _______________________, a _______________, as “Tenant”, wherein the undersigned leased the Property to Tenant.

3.    As of the _____ day of _______________, 20__, the undersigned has obtained knowledge that Tenant intends to or may commence construction work on the Property.

4.    The undersigned will not be responsible for any work upon the Property resulting from such construction or work performed at the instance or request of Tenant or any materials to be supplied therefor,

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nor in any manner be liable for the cost thereof; nor may any interest of the undersigned in the Property be the subject of any mechanics liens or lien therefor.

5.    The Disinterested Owner has notified Tenant in writing that Tenant must comply with NRS 108.2403 and 108.2407.

Dated this ______ day of ________________, 20__.

Disinterested Owner:

___________________________,
a Nevada limited liability company

By:    _____________________________
Name:    _____________________________
Title:    _____________________________

STATE OF NEVADA        )
) ss.
COUNTY OF CLARK        )

This instrument was acknowledged before me on ___________________, 20__, by ______________________________________________, as ________________________ of ____________________, a Nevada limited liability company.

_________________________________
Notary Public
My Commission Expires: ____________

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Exhibit “1”
to
NOTICE OF NONRESPONSIBILITY

Legal Description of Property

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EXHIBIT "H"

INTENTIONALLY OMITTED

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EXHIBIT “I”

(see attached)

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RIGHT OF FIRST OFFER TO LEASE

THIS RIGHT OF FIRST OFFER TO LEASE is attached to and made a part of that certain lease dated August __, 2014, by and between MCP CARGO, LLC, a Nevada limited liability company, as Landlord, and A-M GLOBAL LOGISTICS, LLC, a Delaware limited liability company, as Tenant (the “Lease”). The terms used in this Right of First Offer to Lease shall have the same definitions as set forth in the Lease. The provisions of this Right of First Offer to Lease shall prevail over any inconsistent or conflicting provisions of the Lease.

R-1.    Right of First Offer to Lease. During the initial Lease Term, subject and subordinate to the now-existing rights of first offer of any existing tenants of the Project, Tenant shall have a right of first offer to Lease space within the Building that is continguous to the Premises. The space presently available and continguous to the Premises is Suite 103, consisting of Three Thousand Five Hundred Eighty Eight (3,588) square feet (the “First Offer Space”) as further outlined on Exhibit “A-1” to the Lease. Notwithstanding the foregoing (i) such first offer right of Tenant shall commence only following the expiration or earlier termination of any existing lease pertaining to each such particular First Offer Space, and the first lease pertaining to each such First Offer Space entered into by Landlord after the date of this Lease (collectively, the “Superior Leases”), including any renewal of such existing or future lease, whether or not such renewal is pursuant to an express written provision in such lease, and regardless of whether any such renewal is consummated pursuant to a lease amendment or a new lease, and (ii) such first offer right shall be subordinate and secondary to all rights of expansion, first refusal, first offer or similar rights granted to the tenants of the Superior Leases (the rights described in items (i) and (ii), above to be known collectively as “Superior Rights” and, each individually, a “Superior Right”). Tenant’s right of first offer shall be on the terms and conditions set forth in this Right of First Offer to Lease. Tenant’s right of first offer shall only be in effect during the initial Lease Term.

R-2.    Procedure. Landlord shall notify Tenant from time to time when Landlord determines that Landlord shall commence the marketing of any First Offer Space because such space shall become available for lease to third parties, where no holder of a Superior Right desires to lease such space. Landlord shall notify Tenant of the availability of and offer to lease to Tenant First Offer Space by delivery to Tenant of a notice (the “First Offer Space Option Notice”), which shall (i) describe the specific First Offer Space, (ii) an initial determination of the amount of the Rent proposed by Landlord for such First Offer Space, (iii) disclose the then existing state of improvements and condition of such space, (iv) set forth the approximate date Tenant would be entitled to take possession of such space. Tenant shall have fifteen (15) days from receipt of the First Offer Space Option Notice to accept or reject the offer for all of such First Offer Space on, and only on, the terms contained in the First Offer Space Option Notice. Tenant may exercise its right only as to all of any First Offer Space offered to Tenant. Any attempt to exercise its offer to less than all of any First Offer Space offered to Tenant shall be null and void. If Tenant accepts the offer, such space shall become part of the Premises and Tenant shall be bound with respect to such space by the terms and conditions of this Lease. If Tenant does not notify Landlord within such fifteen (15) days of Tenant’s acceptance of the offer for all of such space, then Landlord shall thereafter have the right to lease such space not taken by Tenant to other persons on such terms and conditions as Landlord may elect.

R-3.    Delivery of Possession. If Tenant timely exercises Tenant’s right to lease the First Offer Space as set forth herein, Landlord and Tenant shall execute an amendment adding such First Offer Space to this Lease upon the same non-economic terms and conditions as applicable to the initial Premises, and the economic terms and conditions as provided in this Right of First Offer to Lease. Thereafter, the total Base Rent payable under this Lease shall be the sum of the Base Rent for all First Offer Space added to the

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Premises plus the Base Rent already payable under the Lease. Tenant shall commence payment of Base Rent for the First Offer Space and the Lease Term of the First Offer Space shall commence upon the date of delivery of such space to Tenant. The Lease Term for the First Offer Space shall expire coterminously with Tenant’s lease of the initial Premises.

R-4.    Tenant shall have the right, upon notice to Landlord, to meet from time to time with representatives of Landlord who are knowledgeable as to the status of the leasing of First Offer Space to discuss the status of the leasing of First Offer Space.

R-5.    Tenant shall accept all First Offer Space in its then “as-is” condition as disclosed in the First Offer Space Option Notice and Landlord shall not be required to perform any work or furnish any materials in order to prepare such First Offer Space for Tenant’s occupancy. Tenant shall be entitled to construct improvements in the First Offer Space in accordance with the provisions of Section 6.05.

R-6.    Intentionally Omitted.

R-7.    Termination of Right of First Offer to Lease. The rights set forth in this Right of First Offer to Lease, and Landlord’s obligations with respect thereto, shall be personal to the original Tenant and any assignee to which the original Tenant’s entire interest in this Lease has been assigned pursuant to the Lease and may only be exercised by the original Tenant or such assignee (but not any subtenant or other person or entity). The right of first offer granted herein shall terminate as to a particular First Offer Space upon the failure by Tenant to exercise its right of first offer with respect to such First Offer Space as offered by Landlord. Tenant shall not have the right to lease First Offer Space if, as of the date of the attempted exercise of any right of first offer by Tenant, or, at Landlord’s option, as of the scheduled date of delivery of such First Offer Space to Tenant, Tenant is in default under this Lease after any applicable notice and cure periods.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Right of First Offer to Lease to be executed the day and date first above written.

"TENANT":            A-M GLOBAL LOGISTICS, LLC,
a Delaware limited liability company

By: [/s/ Brian Aquilino]

Print Name: [ Brian Aquilino]

Print Title: [Vice President of Operations]

"LANDLORD":        MCP CARGO, LLC,
a Nevada limited liability company

By: [/s/ Greg Wells]

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Print Name: [Greg Wells]

Print Title: [Manager]

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EXHIBIT “J”

MASTER LEASE

(see attached)

[Master Lease Agreement Omitted]

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